                                                FILED PURSUANT TO RULE 424(B)(3)
                                                              FILE NO. 333-59997

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 30, 1998)
                                $10,992,711,468

                                     LOGO
                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                                ---------------
  Merrill Lynch & Co., Inc. (the "Company") may offer from time to time up to $10,992,711,468 aggregate principal amount (except that with respect to Notes sold at a discount, the initial offering price will be used), or the equivalent thereof in one or more foreign currencies or currency units, of its Medium-Term Notes, Series B (the "Notes"). Each Note will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption by the Company or repayment at the option of the Holder thereof, in each case, in whole or in part, prior to its Stated Maturity, as set forth therein and specified in a pricing supplement hereto (each, a "Pricing Supplement").

  The interest rate, if any, or the formula for the determination of any such interest rate, applicable to each Note and other variable terms of the Notes as described herein will be established by the Company at the date of issue of such Note and will be set forth therein and specified in a Pricing Supplement. Interest rates, interest rate formulae and such other variable terms are subject to change by the Company, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or certificated form (a "Certificated Note"), as set forth in the applicable Pricing Supplement, in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more global securities ("Global Notes") deposited with or on behalf of The Depository Trust Company (or such other depository as is identified in an applicable Pricing Supplement) (the "Depository") and registered in the name of the Depository's nominee. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository (with respect to its participants) and the Depository's participants (with respect to Beneficial Owners). Beneficial Owners of the Book-Entry Notes will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

  Unless otherwise specified in an applicable Pricing Supplement, the Notes will bear interest at fixed rates (the "Fixed Rate Notes") or at floating rates (the "Floating Rate Notes"). The applicable Pricing Supplement will specify whether a Floating Rate Note is a Floating Rate/Fixed Rate Note, Inverse Floating Rate Note or Regular Floating Rate Note and whether its rate of interest is determined by reference to one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate, or any other interest rate basis or formula (each, an "Interest Rate Basis"), as adjusted by any Spread and/or Spread Multiplier and will specify such other terms applicable to such Note. Interest rates offered by the Company with respect to the Notes may differ depending upon the aggregate principal amount of Notes subject to purchase in any single transaction. See "Description of Notes".

  SEE "RISK FACTORS" ON PAGE S-2 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.

                                ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
     PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS SUPPLEMENT,
      THE  PROSPECTUS OR  ANY SUPPLEMENT  HERETO. ANY REPRESENTATION  TO
        THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                       AGENT'S DISCOUNTS
                       PRICE TO               AND               PROCEEDS TO
                       PUBLIC(1)       COMMISSIONS(1)(2)       COMPANY(1)(3)
------------------------------------------------------------------------------
Per Note.........        100%            .050% --.600%       99.950% --99.400%
------------------------------------------------------------------------------
                                         $5,496,355--        $10,987,215,113--
Total(4).........   $10,992,711,468       $65,956,268         $10,926,755,200
------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agent") will purchase the Notes, as principal, from the Company, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the Agent, or, if so specified in an applicable Pricing Supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If agreed to by the Company and the Agent, the Agent may utilize their reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in an applicable Pricing Supplement. The Company will pay a commission to an Agent, ranging from .050% to .600% (or, with respect to Notes for which the Stated Maturity is in excess of 30 years, such commission as shall be agreed upon by the Company and the related Agent at the time of sale) of the principal amount of a Note, depending upon its Stated Maturity, sold through such Agent.
(2) The Company has agreed to indemnify the Agent against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution".
(3) Before deducting expenses payable by the Company.
(4) Or the equivalent thereof in one or more foreign or composite currencies.

                                ---------------

  The Notes are being offered on a continuing basis by the Company through the Agent. Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be listed on any securities exchange and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to cancel or modify the offer made hereby without notice. The Company or the Agent, if it solicits the offer, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution".

  This Prospectus Supplement and the accompanying Prospectus may be used by the Agent, a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. The Agent may act as principal or agent in such transactions.
                                ---------------
                              MERRILL LYNCH & CO.
                                ---------------
           The date of this Prospectus Supplement is July 30, 1998.

  IN CONNECTION WITH AN OFFERING OF NOTES PURCHASED BY THE AGENT AS PRINCIPAL ON A FIXED OFFERING PRICE BASIS, THE AGENT MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF SUCH NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SHORT POSITIONS OF THE AGENT. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION".

                               ----------------

                                 RISK FACTORS

  This Prospectus Supplement does not describe all of the risks of an investment in Notes that result from such Notes being denominated or payable in or determined by reference to a currency or composite currency other than United States dollars or to one or more interest rate, currency or other indices or formulas. The Company and the Agent disclaim any responsibility to advise prospective investors of such risks as they exist at the date of this Prospectus Supplement or as they change from time to time. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of investing in such Notes in light of their circumstances. Such Notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the applicable interest rate index or currency index or other indices or formulas. Prospective investors should carefully consider, among other factors, the matters described below.

STRUCTURE RISKS

  An investment in Notes indexed, as to principal, premium, if any, and/or interest, if any, to one or more currencies or composite currencies (including exchange rates and swap indices between currencies or composite currencies), commodities, interest rates or other indices or formulas, either directly or inversely, entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Such risks include, without limitation, the possibility that such indices or formulas may be subject to significant changes, that no interest will be payable in respect of such Notes or that the resulting interest rate will be less than that payable on a conventional fixed rate or floating rate debt security issued by the Company at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that the investor could lose all or a substantial portion of principal and/or premium, if any, payable on the Maturity Date (as defined under "Description of Notes--General"). Such risks depend on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to such Notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices or formula or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

  Any optional redemption feature of Notes might affect the market value of such Notes. Since the Company may be expected to redeem such Notes when prevailing interest rates are relatively low, an investor might not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on such Notes.

  The Notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the Notes or the continued liquidity of such market if one develops. See "Plan of Distribution".

  The secondary market, if any, for such Notes will be affected by a number of factors independent of the creditworthiness of the Company and the value of the applicable index or indices or formula or formulas, including the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, and/or interest, if any, in respect of such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to such index or formula and the level, direction and volatility of market interest rates generally.

Such factors also will affect the market value of such Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such Notes readily or at prices that will enable investors to realize their anticipated yield. No investor should purchase Notes unless such investor understands and is able to bear the risk that such Notes may not be readily saleable, that the value of such Notes will fluctuate over time and that such fluctuations may be significant.

CREDIT RATINGS

  Any credit ratings assigned to the Company's medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the market value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of such Notes in light of their particular circumstances.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                                                                  THREE MONTHS
                          YEAR ENDED LAST FRIDAY IN DECEMBER         ENDED
                                                                   MARCH 27,
                           1993    1994    1995    1996    1997       1998
                          ------  ------  ------  ------  ------   ---------
Ratio of earnings to
fixed charges............    1.4     1.2     1.2     1.2     1.2      1.2

  For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                             DESCRIPTION OF NOTES

  The Notes will be issued as a series of debt securities under a senior indenture, dated as of October 1, 1993, as amended (the "1993 Indenture"), between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.), as trustee (as used in this Prospectus Supplement, the "Trustee"). The term "Senior Debt Securities," as used in this Prospectus Supplement, refers to all securities issued and issuable from time to time under the Senior Indentures (as defined in the accompanying Prospectus) and includes the Notes. The Senior Debt Securities and the Trustee are more fully described in the accompanying Prospectus. The following summary of certain provisions of the Notes and of the 1993 Indenture does not purport to be complete and is qualified in its entirety by reference to the 1993 Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part. Capitalized terms used but not defined herein have the meanings given to them in the 1993 Indenture or the Notes, as the case may be.

  THE FOLLOWING DESCRIPTION OF NOTES WILL APPLY UNLESS OTHERWISE SPECIFIED IN AN APPLICABLE PRICING SUPPLEMENT.

GENERAL

  All Senior Debt Securities, including the Notes, issued and to be issued under the Senior Indentures will be unsecured general obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. However, because the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Notes), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and under rules of certain exchanges and other regulatory bodies.

  The Senior Indentures do not limit the aggregate principal amount of Senior Debt Securities which may be issued thereunder and Senior Debt Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by the Company for each series. The Company may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Senior Debt Securities under the Senior Indentures in addition to the $10,992,711,468 aggregate principal amount of Notes offered hereby. As of June 26, 1998, the Company had issued and outstanding Notes in an aggregate principal amount of approximately $16.9 billion. The aggregate principal amount of Notes which may be offered hereby may be reduced by the issuance of other securities of the Company pursuant to the registration statement of which this Prospectus Supplement and the accompanying Prospectus are a part.

  The Notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company. Interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes as specified in the applicable Pricing Supplement. Notes may be issued at significant discounts from their principal amount payable at Stated Maturity (or on any prior date on which the principal or an installment of principal of a Note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of the Company, repayment at the option of the Holder or otherwise) (each such date, a "Maturity"), and some Notes may not bear interest.

  Unless otherwise indicated in a Note and in the applicable Pricing Supplement, the Notes will be denominated in United States dollars and payments of principal of, and premium, if any, and interest on, the Notes will be made in United States dollars. If any of the Notes to be denominated other than in United States dollars or if the principal of, and interest on, the Notes, and any premium provided for in any Note is to be payable in or by reference to a currency (or in composite currency units or in amounts determined by reference to one or more currencies) other than that in which such Note is denominated, provisions with respect thereto will be set forth in such Note and in the applicable Pricing Supplement.

  Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

  Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or certificated form (a "Certificated Note"), in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement. Book-Entry Notes may be transferred or exchanged only through a participating member of The Depository Trust Company (or such other depository as is identified in an applicable Pricing Supplement) (the "Depository"). See "Book-Entry Notes." Registration of transfer of Certificated Notes will be made at the Corporate Trust Office of the Trustee. No service charge will be made by the Company, the Trustee or the Security Registrar for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to the 1993 Indenture, not involving any transfer).

  Payments of principal of, and premium and interest, if any, on Book-Entry Notes will be made by the Company through the Trustee to the Depository or its nominee. See "Book-Entry Notes." Unless otherwise specified in the applicable Pricing Supplement, a Beneficial Owner of Book-Entry Notes denominated in a currency other than United States dollars (a "Specified Currency") electing to receive payments of principal or any premium or interest in such Specified Currency must notify the Participant through which its interest is held on or prior to the applicable Record Date, in the case of a payment of interest, and on or prior to the sixteenth day, whether or not a Business Day (as defined below), prior to its Stated Maturity, in the case of principal or premium, of such Beneficial Owner's election to receive all or a portion of such payment in a Specified Currency. Such Participant must notify the Depository of such election on or prior to the third Business Day after such Record Date. The Depository will notify the Paying Agent of such election on or prior to the fifth Business Day after such Record Date. If complete instructions are received by the Participant and forwarded by the Participant to the Depository, and by the Depository to the Paying Agent, on or prior to such dates, the Beneficial Owner will receive payments in the Specified Currency.

  In the case of Certificated Notes, payment of principal or premium, if any, at the Maturity of each Certificated Note will be made in immediately available funds upon presentation of the Certificated Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other place as the Company may designate. Payment of interest due at Maturity will be made to the person to whom payment of the principal of the Certificated Note shall be made. Payment of interest due on Certificated Notes other than at Maturity will be made at the Corporate Trust Office of the Trustee or, at the option of the Company, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a Holder of $1,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) having the same Interest Payment Dates will, at the option of the Company, be entitled to receive interest payments (other than at Maturity) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Any such wire instructions received by the Trustee shall remain in effect until revoked by such Holder.

TRANSACTION AMOUNT

  Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any transaction. Notes with similar variable terms but different interest rates may be offered concurrently at any time. The Company may also concurrently offer Notes having different variable terms (as are described herein or in any Prospectus Supplement) to different investors.

REDEMPTION AT THE OPTION OF THE COMPANY

  The Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to their Stated Maturity only if an Initial Redemption Date is specified therein and in the applicable Pricing Supplement. If so indicated in the applicable Pricing Supplement, Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date specified in such Pricing Supplement. On and after the Initial Redemption Date, if any, the related Note may be redeemed at any time in whole or from time to time in part (in increments of $1,000, provided that any remaining principal amount shall be an authorized denomination of the applicable Note) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given, unless otherwise specified in the applicable Pricing Supplement, not more than 60 nor less than 30 days prior to the Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, "Redemption Price" with respect to a Note will initially mean a percentage, the Initial Redemption Percentage, of the principal amount of such Note to be redeemed specified in the applicable Pricing Supplement and shall decline at each anniversary of the Initial Redemption Date by a percentage, the Annual Redemption Percentage Reduction, if any, specified in the applicable Pricing Supplement, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

REPAYMENT AT THE OPTION OF THE HOLDER

  If so indicated in an applicable Pricing Supplement, Notes will be repayable by the Company in whole or in part at the option of the Holders thereof on their respective Optional Repayment Dates specified in such Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity. Any repayment in part will be in an amount equal to $1,000 or integral multiples thereof, provided that any remaining principal amount shall be an authorized denomination of the applicable Note. The repurchase price for any Note so repurchased will be 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its office maintained for such purpose in the Borough of Manhattan, The City of New York, currently the Corporate Trust Office of the Trustee, not more than 60 nor less than 30 days prior to the Optimal Repayment Date. Notices of elections from a Holder to exercise the repayment option must be received by the Trustee by 5:00 p.m., New York City time, on the last day for giving such notice. Exercise of such repayment option by the Holder will be irrevocable.

  While the Book-Entry Notes are represented by Global Notes held by or on behalf of the Depository, and registered in the name of the Depository or the Depository's nominee, the option for repayment may be exercised by the applicable Participant (as defined below under "Book- Entry Notes") on behalf of the Beneficial Owners (as defined below) of such Book-Entry Notes by delivering a written notice to the Trustee at the Corporate Trust Office, not more than 60 nor less than 30 days prior to the Optional Repayment Date. Notices of elections from Participants on behalf of Beneficial Owners of the Book-Entry Notes to exercise their option to have the Book-Entry Notes repaid must be received by the Trustee by 5:00 p.m., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the Beneficial Owner of Book-Entry Notes must so direct the applicable Participant before such Participant's cut-off time for accepting instructions for that day. Different firms may have different cut-off times for accepting instructions from their customers. Accordingly, Beneficial Owners of Book-Entry Notes should consult the Participants through which they own their interest in the Book-Entry Notes for the cut-off times for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signature guaranteed) and shall be irrevocable. In addition, such Beneficial Owners of Book-Entry Notes shall effect delivery of such Book-Entry Notes at the time such notices of election are given to the Depository by causing the Participant to transfer such Beneficial Owner's interest in the Book-Entry Notes, on the Depository's records, to the Trustee. Conveyance of notices and other communications by the Depository to Participants, by Participants to Indirect Participants (as defined below) and by Participants and Indirect Participants to Beneficial Owners of the Book-Entry Notes will be governed by agreements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

INTEREST

 General

  Each Note will bear interest from the date of issue at the rate per annum or, in the case of a Floating Rate Note, pursuant to the interest rate formula stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each date specified in the applicable Pricing Supplement on which an installment of interest is due and payable (an "Interest Payment Date") and at Maturity. The first payment of interest on any Note originally issued between a Regular Record Date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. The "Regular Record Date" shall be the fifteenth calendar day (whether or not a Business Day) (as defined below) immediately preceding the related Interest Payment Date.

 Fixed Rate Notes

  Unless otherwise specified in an applicable Pricing Supplement, each Fixed Rate Note will bear interest from, and including, the date of issue, at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Interest payments on Fixed Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to such Fixed Rate Notes), to, but excluding, the related Interest Payment Date or Maturity, as the case may be. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable semiannually on May 15 and November 15 of each year and at Maturity. If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

 Floating Rate Notes

  Floating Rate Notes will be issued as described below. Each applicable Pricing Supplement will specify certain terms with respect to which such Floating Rate Note is being delivered, including: whether such Floating Rate
Note is a "Regular Floating Rate Note" (as defined below), an "Inverse Floating Rate Note" (as defined below) or a "Floating Rate/Fixed Rate Note" (as defined below); the Interest Rate Basis or Bases, Initial Interest Rate, Interest Reset Dates, Interest Payment Dates, Index Maturity, Maximum Interest Rate and Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any, and, if one or more of the specified Interest Rate Bases is LIBOR, the Index Currency, the Index Maturity and the Designated LIBOR Page or, if one or more of the specified Interest Rate Bases is the CMT Rate, the Designated CMT Telerate Page and Designated CMT Maturity Index, as described below.

  The interest rate borne by the Floating Rate Notes will be determined as follows:

    (i) Unless such Floating Rate Note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum attached or as having "Other Provisions" apply relating to a different interest rate formula, such Floating Rate Note will be designated a "Regular Floating Rate Note" and, except as described below or in an applicable Pricing Supplement, bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.

    (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note", then such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate, and (ii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to Maturity shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement, or if no such Fixed Interest Rate is so specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

    (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below, such Floating Rate Note will bear interest equal to the Fixed Interest Rate specified in the related Pricing Supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any; provided, however, that unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note is payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.

  Notwithstanding the foregoing, if such Floating Rate Note is designated as having an Addendum attached or as having "Other Provisions" apply as specified on the face thereof, such Floating Rate Note shall bear interest in accordance with the terms described in such Addendum or specified under "Other Provisions" and the applicable Pricing Supplement.

  Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the applicable Interest Reset Date.

  Interest on Floating Rate Notes will be determined by reference to an "Interest Rate Basis," which may be one or more of (i) the "CD Rate," (ii) the "CMT Rate," (iii) the "Commercial Paper Rate," (iv) the "Eleventh District Cost of Funds Rate," (v) the "Federal Funds Rate," (vi) "LIBOR," (vii) the "Prime Rate," (viii) the "Treasury Rate," or (ix) such other Interest Rate Basis or interest rate formula as may be set forth in the applicable Pricing Supplement. In addition, a Floating Rate Note may bear interest in respect of two or more Interest Rate Bases.

  The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated.

  Each applicable Pricing Supplement will specify the dates on which such Interest Rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset

Date will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset the Tuesday of each week, except as specified below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Eleventh District Cost of Funds Rate Notes, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided, however, that with respect to Floating Rate/Fixed Rate Notes, the fixed rate of interest in effect for the period from the Fixed Rate Commencement Date until Maturity shall be the Fixed Interest Rate or the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date, as specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a Floating Rate Note for which the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to non-United States-dollar denominated Notes, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as hereinafter defined) of the country issuing the Specified Currency (unless the Specified Currency is European Currency Units ("ECU"), in which case such day is also not a day that appears as an ECU non-settlement day on the displayed designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day. "London Business Day" means a day on which dealings in the Index Currency (as hereinafter defined) are transacted in the London interbank market.

  A Floating Rate Note may also have either or both of the following: (i) a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a "Maximum Interest Rate"), and (ii) a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a "Minimum Interest Rate"). The Indenture provides that the Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws. The Company has covenanted for the benefit of the beneficial owners of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the Securities.

  Each applicable Pricing Supplement will specify the dates on which interest will be payable (each an "Interest Payment Date"). Each Floating Rate Note will bear interest from the date of issue at the rates specified therein until the principal thereof is paid or otherwise made available for payment. Unless otherwise specified in the applicable Pricing Supplement and, except as provided below, interest will be payable in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement and, in each case, at Maturity. If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date at Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after such Maturity.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

  Interest payments on Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to such Floating Rate Notes), to but excluding the related Interest Payment Date or Maturity.

  With respect to each Floating Rate Note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Notes for which the Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Notes for which the Interest Rate Basis is the CMT Rate or the Treasury Rate. The interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

  The interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to such interest reset period will be the rate determined as of the applicable "Interest Determination Date." The Interest Determination Date with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate will be the second Business Day preceding each Interest Reset Date for the related Note; the Interest Determination Date with respect to the Federal Funds Rate and the Prime Rate, unless otherwise specified in the applicable Pricing Supplement, will be the Business Day immediately preceding each Interest Reset Date; the Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); the Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date. With respect to the Treasury Rate, unless otherwise specified in an applicable Pricing Supplement, the Interest Determination Date will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following such auction. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to a Floating Rate Note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days prior to such Interest Reset Date for such Floating Rate Note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on such date, and the applicable interest rate will take effect on the related Interest Reset Date.

  Unless otherwise provided in the applicable Pricing Supplement, Merrill Lynch, Pierce, Fenner & Smith Incorporated, a subsidiary of the Company, will be the "Calculation Agent." Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

  CD Rate. CD Rate Notes will bear interest at the rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in such CD Rate Notes and in any applicable Pricing Supplement.

  "CD Rate" means, with respect to any Interest Determination Date relating to a CD Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as set forth above, the CD Rate with respect to such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

  CMT Rate. CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in such CMT Rate Notes and in any applicable Pricing Supplement.

  "CMT Rate" means, with respect to any Interest Determination Date relating to any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "Treasury Constant Maturities. Federal Reserve Board Release H.15. Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or the monthly average, as specified in the Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation

Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate of the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

  "Designated CMT Telerate Page" means the display on the Dow Jones Markets Limited on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

  Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in such Commercial Paper Rate Notes and in any applicable Pricing Supplement.

  "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the caption "Commercial Paper--Nonfinancial". In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 P.M., New York City time, on the related Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for a non-financial entity whose bond rating is "Aa", or the equivalent, from a nationally recognized securities rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined on such Commercial Paper Rate Interest Determination Date will be the rate in effect on such Commercial Paper Rate Interest Determination Date.

  "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                         D X 360
                  Money Market Yield = ____________  X 100
                                        360 - (D X
                                            M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  Eleventh District Cost of Funds Rate. Eleventh District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in such Eleventh District Cost of Funds Rate Notes and in any applicable Pricing Supplement.

  "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to an Eleventh District Cost of Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

  Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in such Federal Funds Rate Notes and in any applicable Pricing Supplement.

  "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

  LIBOR. LIBOR Notes will bear interest at the rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in such LIBOR Notes and in any applicable Pricing Supplement.

  "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency (as defined below) having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Business Day immediately following that LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified in the applicable Pricing Supplement), in the applicable Principal Financial Center(s) (as defined below), on such LIBOR Interest

  Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

  "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Markets Limited (or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for the Index Currency) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the United States dollar is the Index Currency, Page
3750) had been specified.

  "Principal Financial Center" means, unless otherwise specified in the applicable Pricing Supplement, (i) the capital city of the country issuing the Specified Currency (except with respect to ECU) or (ii) the capital city of the country to which the Index Currency, if applicable, relates (or, in the case of ECU, Luxembourg), except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of clause (i) above) and Zurich, respectively.

  Prime Rate. Prime Rate Notes will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if
any) specified in such Prime Rate Notes and any applicable Pricing Supplement.

  "Prime Rate" means the rate determined by the Calculation Agent in accordance with the provisions set out in clause (i) or in clause (ii) below, depending upon whether such rate is specified as "Prime Rate--Major Banks" or as "Prime Rate--H.15" in the applicable Pricing Supplement:

    (i) If the applicable Pricing Supplement indicates that the applicable rate is "Prime Rate--Major Banks": "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the arithmetic mean of the prime rates of interest publicly announced by three major banks in The City of New York as its United States dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate of any bank so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement. If fewer than three such quotations are provided, the Prime Rate will be calculated by the Calculation Agent and will be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

    (ii) If the applicable Pricing Supplement indicates that the applicable rate is "Prime Rate--H.15": "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

  "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" (or such other page as may replace such page) on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

  Treasury Rate. Treasury Rate Notes will bear interest at the rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in such Treasury Rate Notes and in any applicable Pricing Supplement.

  "Treasury Rate" means, with respect to an Interest Determination Date relating to a Treasury Rate Note or any Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agent) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

OTHER PROVISIONS; ADDENDA

  Any provisions with respect to an issue of Notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, calculation of the interest rate applicable to a Floating

Rate Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and in the applicable Pricing Supplement.

ORIGINAL ISSUE DISCOUNT NOTES

  Notes may be issued at a price less than their redemption price at Maturity, resulting in such Notes being treated as if they were issued with original issue discount for federal income tax purposes ("Original Issue Discount Notes"). Such Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. Certain additional considerations relating to any Original Issue Discount Notes may be described in the Pricing Supplement relating thereto.

AMORTIZING NOTES

  The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable Pricing Supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth on such Notes.

BOOK-ENTRY NOTES

  Upon issuance, all Book-Entry Notes having the same Original Issue Date, Maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global Notes (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company as Depository (the "Depository") registered in the name of the Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

  The following is based on information furnished by the Depository:

  The Depository will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depository's partnership nominee). One fully registered Global Note will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depository. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one Global Note will be issued with respect to each $200,000,000 of principal amount and an additional Global Note will be issued with respect to any remaining principal amount of such issue.

  The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants ("Participants") deposit with the Depository. The Depository also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depository ("Direct Participants") include securities brokers and dealers (including the Agent), banks, trust companies, clearing corporations and certain other organizations. The Depository is owned by a number of its Direct Participants and by the New York

Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depository and its Participants are on file with the Securities and Exchange Commission.

  Purchasers of Book-Entry Notes under the Depository's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depository's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Note ("Beneficial Owner") is, in turn, to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Note representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Note representing Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

  To facilitate subsequent transfers, all Global Notes representing Book-Entry Notes which are deposited with, or on behalf of, the Depository are registered in the name of the Depository's nominee, Cede & Co. The deposit of Global Notes with, or on behalf of, the Depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository has no knowledge of the actual Beneficial Owners of the Global Notes representing the Book-Entry Notes; the Depository's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither the Depository nor Cede & Co. will consent or vote with respect to the Global Notes representing the Book-Entry Notes. Under its usual procedures, the Depository mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

  Principal, premium, if any, and/or interest, if any, payments on the Global Notes representing the Book-Entry Notes will be made in immediately available funds to the Depository. The Depository's practice is to credit Director Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of the Depository, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depository is the responsibility of the Company and the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depository, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

  If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes of like tenor and terms are being redeemed, the Depository's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Note or Notes representing such Book-Entry Notes, on the Depository's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Note or Notes representing such Book-Entry Notes are transferred by Direct Participants on the Depository's records.

  The Depository may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

  The Company may decide to discontinue use of the system of book-entry transfers through the Depository (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

  The information in this section concerning the Depository and the Depository's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Purchases of Book-Entry Notes must be made by or through Participants, which will receive a credit on the records of the Depository. The ownership interest of each actual purchaser of each Book-Entry Note (the "Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

  So long as the Depository, or its nominee, is the registered owner of a Global Note, the Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners of a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or Holders thereof under the 1993 Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the 1993 Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the 1993 Indenture, the Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  If (x) the Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, or (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable, or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Note or Global Notes will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in Global Notes.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

  As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or a partnership (including an entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. Certain trusts not described in clause (iv) above in existence on August 20, 1996 that elect to be treated as a United States person will also be a U.S. Holder for purposes of the following discussion. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

U.S. HOLDERS

  Payments of Interest. Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

  Original Issue Discount. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

  For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note of an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

  Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount
Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount
Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

  Under the OID Regulations, Floating Rate Notes and Indexed Notes (hereinafter "Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

  A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

  If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, and if the interest on such Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

  In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the

Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

  Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

  If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. On June 11, 1996, the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable Pricing Supplement.

  Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

  U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

  Foreign-Currency Notes. The United States Federal income tax consequences of the purchase, ownership and disposition of Notes providing for payments denominated in a currency other than U.S. dollars will be more fully described in the applicable Pricing Supplement.

  Short-Term Notes. Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

  Market Discount. If a U.S. Holder purchases a Note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount.

  Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

  A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

  Premium. If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

  Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than the applicable holding period. The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

NON-U.S. HOLDERS

  A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

  On October 6, 1997, the Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

  Generally, a non-U.S. Holder will not be subject to United States Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

  The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

  Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner.

Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

  In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. In addition, prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "Certain United States Federal Income Tax Considerations--Non-U.S. Holders".

  Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                             PLAN OF DISTRIBUTION

  The Notes are being offered on a continuing basis for sale by the Company, through the Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, who will purchase the Notes, as principal, from the Company, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the Agent, or, if so specified in an applicable Pricing Supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If agreed to by the Company and the Agent, the Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in an applicable Pricing Supplement. The Company will pay a commission to the Agent, ranging from .050% to .600% of the principal amount of a Note, depending upon its Stated Maturity (or, with respect to Notes for which the Stated Maturity is in excess of 30 years, such commission as shall be agreed upon by the Company and the Agent at the time of sale), sold through the Agent.

  The Agent may sell Notes it has purchased from the Company as principal to other dealers for resale to investors, and may allow any portion of the discount received in connection with such purchases from the Company to such dealers. After the initial public offering of Notes, the public offering price (in the case of Notes to be resold at a fixed public offering price), the concession and the discount allowed to dealers may be changed.

  The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject orders in whole or in part whether placed directly with the Company or through the Agent. The Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by the Agent.

  Unless otherwise specified in an applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

  No Note will have an established trading market when issued. Unless specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. The Agent may from time to time purchase and sell Notes in the secondary market, but the Agent is not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, the Agent may make a market in the Notes.

  The Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Company has agreed to indemnify the Agent against or to make contributions relating to certain civil liabilities, including liabilities under the Act, or to contribute to payments the Agent may be required to make in respect thereof. The Company has agreed to reimburse the Agent for certain expenses.

  From time to time, the Company may issue and sell other Securities described in the accompanying Prospectus, and the amount of Notes offered hereby is subject to reduction as a result of such sales.

  In connection with the offering of Notes purchased by the Agent as principal on a fixed price basis, the Agent is permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes. If the Agent creates a short position in the Notes in connection with the offering (i.e., if it sells Notes in an aggregate principal amount exceeding that set forth in the applicable Pricing Supplement), then the Agent may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of the Notes to be higher than in the absence of such purchases.

  Neither the Company nor the Agent make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Company nor the Agent makes any representation that the Agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                 LEGAL OPINION

  The validity of the Notes will be passed upon for the Company and the Agent by Brown & Wood LLP, New York, New York.

PROSPECTUS

                                     LOGO
                           MERRILL LYNCH & CO., INC.
DEBT SECURITIES, WARRANTS, PREFERRED STOCK, DEPOSITARY SHARES AND COMMON STOCK

                               ----------------

  Merrill Lynch & Co., Inc. (the "Company") intends to sell from time to time senior debt securities ("Senior Debt Securities") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), both of which may be convertible into common stock, par value $1.33 1/3 per share, of the Company ("Common Stock"), preferred stock, par value $1.00 per share, of the Company ("Preferred Stock") or Depositary Shares representing Preferred Stock ("Depositary Shares"); warrants to purchase Debt Securities ("Debt Warrants"); warrants entitling the holders thereof to receive from the Company a payment or delivery determined by reference to decreases or increases in the level of an index or portfolio based on one or more equity or debt securities (including, but not limited to, the price or yield of such securities), any statistical measure of economic or financial performance (including, but not limited to, any consumer price, currency or mortgage index) or the price or value of any commodity or any other item or index or a combination thereof ("Index Warrants"); warrants to receive from the Company the cash value in U.S. dollars of the right to purchase ("Currency Call Warrants") or to sell ("Currency Put Warrants" and, together with the Currency Call Warrants, the "Currency Warrants") specified foreign currencies or units of two or more such currencies; shares of Preferred Stock which may be convertible into Preferred Stock or Common Stock or exchangeable for Debt Securities; shares of Preferred Stock, which may be represented by Depositary Shares; warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"); shares of Common Stock; and warrants to purchase shares of Common Stock ("Common Stock Warrants"), in each case as shall be designated by the Company at the time of offering. The Debt Warrants, Index Warrants, Currency Warrants, Preferred Stock Warrants and Common Stock Warrants are collectively hereinafter called the "Warrants", and the Debt Securities, the Warrants, the Preferred Stock, the Depositary Shares and the Common Stock are collectively called the "Securities". The Securities may be offered independently or together with other Securities and may be attached to, or separate from such other Securities. The Securities will be offered to the public on terms determined by market conditions at the time of sale and set forth in a prospectus supplement.

  The Securities offered pursuant to this Prospectus may be offered separately or together in one or more series of up to $20,305,333,159 aggregate public offering price or its equivalent in such foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by the Company at the time of offering, subject to reduction on account of the sale of other securities under the Registration Statement of which this Prospectus is a part.

  The Debt Securities will be unsecured and, except in the case of Subordinated Debt Securities, will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinated to all existing and future Senior Indebtedness of the Company.

  Each issue of Securities may vary, where applicable, as to aggregate principal amount, maturity date, public offering or purchase price, interest rate or rates, if any, and timing of payments thereof, provisions, if any, for redemption, exchangeability or conversion, sinking fund requirements, if any, exercise provisions, ranking, detachability, currencies of denomination or currencies otherwise applicable thereto, the option of the Company to satisfy its obligations upon maturity, any redemption or required repurchase or in connection with any exchange provisions by delivering securities (whether or not issued by, or the obligations of, the Company) or a combination of cash, other securities and/or property, the right of the Company to defer payment of interest and the maximum length of any such deferral period, put options, if any, number of shares, liquidation preference per share, dividend or distribution rate (or method of calculation thereof), if any, and timing of payments thereof, dates from which dividends or distributions shall accrue, any voting rights, whether interests in the Preferred Stock will be represented by Depositary Shares and, if so, the fraction of a share of Preferred Stock which each such Depositary Share will represent, any rights, preferences, limitations or restrictions relating to the Preferred Stock of a specific series, the applicable type and amount of Securities covered by any Warrants, and any other variable terms and method of distribution. The accompanying Prospectus Supplement (the "Prospectus Supplement") sets forth the specific terms with regard to the Securities in respect of which this Prospectus is being delivered. The Company may elect to deliver to purchasers of Securities an abbreviated term sheet setting forth a description of the Securities being offered, or a summary thereof (a "Terms Sheet"), instead of a Prospectus Supplement. This Prospectus may be delivered prior to or concurrently with a Terms Sheet.
                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED  UPON   THE   ACCURACY  OR   ADEQUACY  OF   THIS   PROSPECTUS.  ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  The Securities may be sold through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") as agent or may be offered and reoffered through, or through underwriting syndicates managed or co-managed by, one or more underwriters, including MLPF&S, or directly to purchasers by the Company. The Securities may not be sold without delivery of a Prospectus Supplement describing such issue of Securities, the method and terms of offering thereof or of a Terms Sheet, the names of any agents or underwriters and any applicable commissions or discounts. The Company may also issue contracts under which the counterparty may be required to purchase Debt Securities, Preferred Stock, Depositary Shares and/or Warrants in amounts and on terms set forth in a Prospectus Supplement.

                               ----------------

                 The date of this Prospectus is July 30, 1998.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended December 26, 1997, Quarterly Report on Form 10-Q for the period ended March 27, 1998, and Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998,
April 29, 1998, May 19, 1998, June 2, 1998, June 3, 1998, June 15, 1998, June
24, 1998, June 26, 1998, July 2, 1998, July 14, 1998 and July 15, 1998 filed pursuant to Section 13 of the United States Securities Exchange Act of 1934 (the "Exchange Act"), are hereby incorporated by reference into this Prospectus.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities, or subsequent to the date of the initial Registration Statement and prior to effectiveness of the Registration Statement, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO LAWRENCE M. EGAN, JR., CORPORATE SECRETARY'S OFFICE, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

                           MERRILL LYNCH & CO., INC.

  Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. The Company's asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are the Company's primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. The Company's operations in insurance services consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

  The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

                                USE OF PROCEEDS

  The Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, unless otherwise specified in the Prospectus Supplement relating to such Securities. Such general corporate purposes may include the funding of investments in, or extensions of credit to, its subsidiaries, the funding of assets of the Company and its subsidiaries, the lengthening of the average maturity of the Company's borrowings, and the financing of acquisitions. Pending such applications, the net proceeds will be applied to the reduction of short-term indebtedness or temporarily invested. Management of the Company expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance the growth of the Company, through acquisitions or otherwise, or to lengthen the average maturity of its borrowings. To the extent that Securities being purchased for resale by MLPF&S are not resold, the aggregate proceeds to the Company and its subsidiaries would be reduced.

  RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the historical ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

                                                                   THREE MONTHS
                                           YEAR ENDED LAST FRIDAY     ENDED
                                                IN DECEMBER         MARCH 27,
                                          1993 1994 1995 1996 1997     1998
                                          ---- ---- ---- ---- ---- ------------
Ratio of earnings to fixed charges......  1.4  1.2  1.2  1.2  1.2      1.2
Ratio of earnings to combined fixed
 charges and preferred stock dividends..  1.4  1.2  1.2  1.2  1.2      1.2

  For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of interest factor.

                        DESCRIPTION OF DEBT SECURITIES

  Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities are to be issued under an indenture (the "1983 Indenture"), dated as of April 1, 1983, as amended and restated and as further amended, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee or issued under an indenture (the "1993 Indenture"), dated as of October 1, 1993, as amended, between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.), as trustee (each, a "Senior Debt Trustee"). The 1983 Indenture and the 1993 Indenture are referred to herein as the "Senior Indentures". Unless otherwise specified in a Prospectus Supplement, the Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Subordinated Debt Trustee"). The Senior Debt Securities and Subordinated Debt Securities may also be issued under one or more other indentures (each, a "Subsequent Indenture") and have one or more other trustees (each, a "Subsequent Trustee"). Any Subsequent Indenture relating to Senior Debt Securities will have terms and conditions identical in all material respects to the above-referenced Senior Indentures and any Subsequent Indenture relating to Subordinated Debt Securities will have terms and conditions identical in all material respects to the above-referenced Subordinated Indenture, including, but not limited to, the applicable terms and conditions described below. Any Subsequent Indenture relating to a series of Debt Securities, and the trustee with respect thereto, will be identified in the applicable Prospectus Supplement. The Senior Indentures, the Subordinated Indenture and any Subsequent Indentures (whether senior or subordinated) are referred to herein as the "Indentures"; and the Senior Debt Trustees, the Subordinated Debt Trustee and any Subsequent Trustees are referred to herein as the "Trustees". A copy of each Indenture is filed (or, in the case of a Subsequent Indenture, will be filed) as an exhibit to the registration statements relating to the Securities (collectively, the "Registration Statement"). The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the respective Indentures, including the definitions therein of certain terms.

GENERAL

  Each Indenture provides that Debt Securities (Senior Debt Securities in the case of the Senior Indentures or a Subsequent Indenture for Senior Debt Securities, and Subordinated Debt Securities in the case of the Subordinated Indenture or a Subsequent Indenture for Subordinated Debt Securities) may be issued thereunder, without limitation as to aggregate principal amount, in one or more series, by the Company from time to time upon satisfaction of certain conditions precedent, including the delivery by the Company to the applicable Trustee of a resolution of the Board of Directors, or the Executive Committee thereof, of the Company which fixes or provides for the establishment of terms of such Debt Securities, including: (1) the aggregate principal amount of such Debt Securities and whether there is any limit upon the aggregate principal amount of such Debt Securities that may be subsequently issued; (2) the date on which such Debt Securities will mature; (3) the principal amount payable with respect to such Debt Securities whether at maturity or upon earlier acceleration, and whether such principal amount will be determined with reference to an index, formula or other method; (4) the rate or rates per annum (which may be fixed or variable) at which such Debt Securities will bear interest, if any; (5) the dates on which such interest, if any, will be payable; (6) the provisions for redemption of such Debt Securities, if any, the redemption price and any remarketing arrangements relating thereto; (7) the sinking fund requirements, if any, with respect to such Debt Securities;
(8) whether such Debt Securities are denominated or provide for payment in United States dollars or a foreign currency or units of two or more of such foreign currencies; (9) the form (registered or bearer or both) in which such Debt Securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of such Debt Securities in either form; (10) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") in respect of such Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement, as applicable) in respect of specified taxes, assessments or other governmental charges and whether the Company has the option to redeem the affected Debt Securities rather than pay such Additional Amounts; (11) whether such Debt Securities are to be issued in global form;
(12) the title of the Debt Securities and the series of which such Debt Securities shall be a part; (13) the denominations of such Debt Securities;
(14) whether, and the terms and conditions relating to when, the Company may satisfy certain of its obligations with respect to such Debt Securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the Holders thereof securities (whether or not issued by, or the obligation of, the Company) or a combination of cash, other securities and/or property ("Maturity Consideration"); (15) any additions or deletions in the terms of the Debt Securities with respect to the Events of Default set forth in the respective Indentures; (16) the terms, if any, upon which the Debt Securities may be convertible into Common Stock or Preferred Stock of the Company and the terms and conditions upon which such conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or in lieu of those described herein; (17) whether, and the terms and conditions relating to when, the Debt Securities may be transferred separately from Warrants when such Debt Securities and Warrants are issued together; and (18) any other terms of the Debt Securities (which shall not be inconsistent with the provisions of the respective Indentures). Reference is made to the Prospectus Supplement for the terms of the Debt Securities being offered thereby, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities. The Company may elect to deliver to purchasers of Securities a Terms Sheet instead of a Prospectus Supplement. This Prospectus may be delivered prior to or concurrently with a Terms Sheet. Debt Securities may also be issued under the Indentures upon the exercise of Debt Warrants. See "Description of Debt Warrants". Nothing in the Indentures or in the terms of the Debt Securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the Subordinated Debt Securities.

  Prospective purchasers of Debt Securities should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Debt Securities. The Prospectus Supplement relating to any issue of Debt Securities will describe any such considerations.

  The Debt Securities will be issued, to the extent provided in the Prospectus Supplement, in fully registered form without coupons, and/or in bearer form with or without coupons, and in denominations set forth in the Prospectus Supplement. No service charge will be made for any registration of transfer of registered Debt Securities or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith. Each Indenture provides that Debt Securities issued thereunder may be issued in global form. If any series of Debt Securities is issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interest in any such global Debt Securities may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium, Additional Amounts, Maturity Consideration and interest on, a global Debt Security will be payable or deliverable in the manner described in the applicable Prospectus Supplement.

  The provisions of the Indentures described above provide the Company with the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

  The Senior Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be unsecured and will be subordinated to all existing and future Senior Indebtedness (as defined below) of the Company. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

  Principal and any premium, Additional Amounts, Maturity Consideration and interest will be payable or deliverable in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the Debt Securities and the Prospectus Supplement relating thereto, provided that payment of any interest and any Additional Amounts may be made at the option of the Company by check mailed to the holders of registered Debt Securities at their registered addresses.

  Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the Debt Securities and the Prospectus Supplement relating thereto. Debt Securities in bearer form and the coupons, if any, pertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be issued under the Indentures. If so specified in a Prospectus Supplement, the Company may issue Subordinated Debt Securities under a separate indenture which provides for a single issue of zero coupon convertible Subordinated Debt Securities, a form of which is filed as an exhibit to the Registration Statement. In the event the Company issues Debt Securities under such indenture, the applicable Prospectus Supplement will set forth the terms of such Debt Securities and the indenture relating thereto and will identify such indenture and the trustee with respect thereto.

MERGER AND CONSOLIDATION

  The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment or delivery of the principal of, and any premium, Additional Amounts, Maturity Consideration or interest on, the Debt Securities and the performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indentures.

MODIFICATION AND WAIVER

  Modification and amendment of each Indenture may be effected by the Company and the applicable Trustee with the consent of the Holders of at least 66 2/3% in principal amount or aggregate issue price of the Outstanding Debt Securities of each series issued pursuant to such Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal or Maturity Consideration of, or any installment of interest or Additional Amounts on, any Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, or reduce the amount or change the type of Maturity Consideration deliverable on, any Debt Security or reduce the amount of principal or Maturity Consideration which could be declared due and payable prior to the Stated Maturity; (c) change the place or currency of any delivery or payment of principal or Maturity Consideration of, or any premium, interest or Additional Amounts on any Debt Security; (d) impair the right to institute suit for the enforcement of any delivery or payment on or with respect to any Debt Security; (e) reduce the percentage in principal amount or aggregate issue price of the Outstanding Debt Securities of any series, the consent of whose Holders is required to modify or amend such Indenture; or (f) modify the foregoing requirements or reduce the percentage in principal amount or aggregate issue price of Outstanding Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any Holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount or aggregate issue price of Outstanding Debt Securities of any series may, with respect to such series, waive past defaults under the applicable Indenture and waive compliance by the Company with certain provisions of such Indenture.

EVENTS OF DEFAULT

  Under each Indenture, the following will be Events of Default with respect to Debt Securities of any series issued thereunder: (a) default in the payment of any interest or Additional Amounts upon any Debt Security of that series when due, and such default has continued for 30 days; (b) default in the payment of any principal of or premium, if any, on any Debt Security of that series when due; (c) default in the delivery or payment of the Maturity Consideration when due, in respect of any Debt Security of that series; (d) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (e) default in the performance of any other covenant of the Company contained in such Indenture for the benefit of such series or in the Debt Securities of such series, and such default has continued for 60 days after written notice as provided in such Indenture; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Debt Securities of that series. The applicable Trustee or the Holders of 25% in principal amount or aggregate issue price of the Outstanding Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Debt Securities of that series) of all Outstanding Debt Securities of that series and the interest accrued thereon and Additional Amounts payable and Maturity Consideration deliverable in respect thereof, if any, to be due and payable or deliverable immediately if an Event of Default with respect to Debt Securities of such series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the applicable Trustee, the Holders of a majority in principal amount or aggregate issue price of the Outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments and/or deliveries due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Debt Securities of any series may be waived by the Holders of a majority in principal amount or aggregate issue price of all Outstanding Debt Securities of that series, except in a case of failure to pay or deliver principal of, premium, if any, interest, Additional Amount or Maturity Consideration, if any, on any Debt Security of that series for which payment or delivery had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

  The Holders of a majority in principal amount or aggregate issue price of the Outstanding Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred on such Trustee with respect to Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the applicable Indenture. Subject to the provisions of each Indenture relating to the duties of the appropriate Trustee, before proceeding to exercise any right or power under an Indenture at the direction of such Holders, the applicable Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

  The Company will be required to furnish to each Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the applicable Indenture.

SPECIAL TERMS RELATING TO THE SENIOR DEBT SECURITIES

 LIMITATIONS UPON LIENS

  The Senior Indentures provide that the Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indentures) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

 LIMITATIONS ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

  The Senior Indentures provide that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indentures to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Senior Indentures provide that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

SPECIAL TERMS RELATING TO THE SUBORDINATED DEBT SECURITIES

  Upon any distribution of assets of the Company resulting from any dissolution, winding up, liquidation or reorganization, payments on Subordinated Debt Securities are to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness, but the obligation of the Company to make payments on the Subordinated Debt Securities will not otherwise be affected. No payment on Subordinated Debt Securities may be made at any time when there is a default in the payment of any principal, premium, interest, Additional Amounts, if any, or sinking fund of or on any Senior Indebtedness. Holders of Subordinated Debt Securities will be subrogated to the rights of holders of Senior Indebtedness to the extent of payments made on Senior Indebtedness upon any distribution of assets in any such proceedings out of the distributive shares of Subordinated Debt Securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain creditors of the Company may recover more, ratably, than Holders of Subordinated Debt Securities.

  Unless otherwise specified in the Prospectus Supplement relating to the Subordinated Debt Securities offered thereby, Senior Indebtedness shall mean any payment in respect of indebtedness of the Company for money borrowed, except for any such indebtedness that is by its terms subordinated to or pari passu with securities issued pursuant to the Subordinated Indenture. As of June 26, 1998, a total of approximately $90.2 billion of the Company's indebtedness would have been Senior Indebtedness as so defined.

SPECIAL TERMS RELATING TO CONVERTIBLE DEBT SECURITIES

  The following provisions will apply to Debt Securities that will be convertible into Common Stock or Preferred Stock (the "Convertible Debt Securities") unless otherwise provided in the Prospectus Supplement relating to Debt Securities being offered thereby.

  The Holder of any Convertible Debt Securities will have the right, exercisable at any time during the time period specified in the applicable Prospectus Supplement, unless previously redeemed by the Company, to convert such Convertible Debt Securities into shares of Common Stock or Preferred Stock, as specified in the Prospectus Supplement, at the conversion rate per principal amount of Convertible Debt Securities set forth in the Prospectus Supplement. In the case of Convertible Debt Securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the applicable Prospectus Supplement, except that, in the case of redemption at the option of the Holder, if applicable, such right will terminate upon receipt of written notice of the exercise of such option.

  In certain events, the conversion price or rate will be subject to adjustment as contemplated in the applicable Indenture. Unless otherwise provided in the applicable Prospectus Supplement, such events will include the issuance of shares of Common Stock of the Company as a dividend; subdivisions and combinations of Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling such holders (for a specified period) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock; and the distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock), evidences of indebtedness of the Company or assets (excluding cash dividends paid from retained earnings and dividends payable in Common Stock for which adjustment is made as referred to above) or subscription rights or warrants (other than those referred to above). In any of such cases, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment. If indicated in the applicable Prospectus Supplement, Convertible Debt Securities convertible into Common Stock surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except such Convertible Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered Holder is entitled to receive.

  The adjustment provisions for Convertible Debt Securities will be determined at the time of issuance of such Convertible Debt Securities and will be set forth in the applicable Prospectus Supplement related thereto.

  Except as set forth in the applicable Prospectus Supplement, any Convertible Debt Securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of such Convertible Debt Securities by one or more investment banking firms or other purchasers who may agree with the Company to purchase such Convertible Debt Securities and convert them into Common Stock or Preferred Stock, as the case may be.

                         DESCRIPTION OF DEBT WARRANTS

  The Company may issue Debt Warrants for the purchase of Debt Securities. Debt Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. The Debt Warrants are to be issued under debt warrant agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as debt warrant agent (the "Debt Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Debt Warrants being offered thereby. A copy of the form of Debt Warrant Agreement, including the form of warrant certificates representing the Debt Warrants (the "Debt Warrant Certificates"), reflecting the alternative provisions to be included in the Debt Warrant Agreements that will be entered into with respect to particular offerings of Debt Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount, price at which such principal amount may be purchased upon exercise and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities, and the procedures and conditions relating to the exercise of such Debt Warrants; (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities, the number of such Debt Warrants issued with each such Debt Security, and the Indenture under which the Debt Securities will be issued;
(3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (4) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (5) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
(6) the circumstances, if any, which will cause the Debt Warrants to be deemed to be automatically exercised; (7) any material risk factors relating to such Debt Warrants; (8) the identity of the Debt Warrant Agent; and (9) any other terms of such Debt Warrants (which shall not be inconsistent with the provisions of the Debt Warrant Agreement).

  Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of Holders of the Debt Securities that may be purchased upon such exercise and will not be entitled to payments of principal of, and any premium, Additional Amounts, if any, or interest on, the Debt Securities purchasable upon such exercise.

  Prospective purchasers of Debt Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Debt Warrants and to the Debt Securities purchasable upon exercise thereof. The Prospectus Supplement relating to any issue of Debt Warrants will describe any such considerations.

BOOK-ENTRY PROCEDURES

  Except as may otherwise be provided in the applicable Prospectus Supplement, the Debt Warrants will be issued in the form of global Debt Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable Prospectus Supplement, beneficial owners will not be entitled to receive definitive certificates representing Debt Warrants unless the depositary is unwilling or unable to continue as depositary or the Company decides to have the Debt Warrants represented by definitive certificates. A beneficial owner's interest in a Debt Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Debt Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Debt Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF DEBT WARRANTS

  Each Debt Warrant will entitle the Holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus

Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. After the close of business on the Expiration Date, unexercised Debt Warrants will become void.

  Debt Warrants may be exercised as set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchased upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

LISTING

  An issue of Debt Warrants may be listed on a national securities exchange, as set forth in the applicable Prospectus Supplement.

                       DESCRIPTION OF CURRENCY WARRANTS

  The Company may issue Currency Warrants either in the form of Currency Put Warrants entitling the Holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or in the form of Currency Call Warrants entitling the Holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or units of two or more currencies for a specified amount of U.S. dollars. Currency Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. The Currency Warrants are to be issued under a currency put warrant agreement or a currency call warrant agreement, as applicable (each a "Currency Warrant Agreement"), to be entered into between the Company and a bank or trust company, as currency warrant agent (the "Currency Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Currency Warrants being offered thereby. Copies of the forms of Currency Put Warrant Agreement and Currency Call Warrant Agreement, including the forms of warrant certificates representing the Currency Put Warrants and Currency Call Warrants (the "Currency Warrant Certificates"), reflecting the provisions to be included in the Currency Warrant Agreements that will be entered into with respect to particular offerings of Currency Warrants, are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Currency Warrant Agreements and the Currency Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Currency Warrant Agreements and the Currency Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The applicable Prospectus Supplement will describe the terms of Currency Warrants offered thereby, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following: (1) whether such Currency Warrants shall be Currency Put Warrants, Currency Call Warrants, or both; (2) the formula for determining the cash settlement value of each Currency Warrant;
(3) the procedures and conditions relating to the exercise of such Currency Warrants; (4) the circumstances, if any, which will cause the Currency Warrants to be deemed to be automatically exercised; (5) any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise; (6) the date on which the right to exercise such Currency Warrants shall commence and the date on which such right shall expire (the "Expiration Date"), provided that the commencement date and the Expiration Date may be the same date; (7) any material risk factors relating to such Currency Warrants; (8) the identity of the Currency Warrant Agent; and (9) any other terms of such Currency Warrants (which shall not be inconsistent with the provisions of the applicable Currency Warrant Agreement).

  Prospective purchasers of Currency Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Currency Warrants. The Prospectus Supplement relating to any issue of Currency Warrants will describe any such considerations.

BOOK-ENTRY PROCEDURES

  Except as may otherwise be provided in the applicable Prospectus Supplement, the Currency Warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable Prospectus Supplement, beneficial owners will not be entitled to receive definitive certificates representing Currency Warrants unless the depositary is unwilling or unable to continue as depositary or the Company decides to have the Currency Warrants represented by definitive certificates. A beneficial owner's interest in a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF CURRENCY WARRANTS

  Each Currency Warrant will entitle the Holder to the cash settlement value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement. If a Currency Warrant has more than one exercise date and is not exercised prior to the time specified in the applicable Prospectus Supplement, on the fifth New York Business Day preceding the Expiration Date, Currency Warrants will be deemed automatically exercised.

LISTING

  Each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of any such Currency Warrants. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, such exchange, the Expiration Date for such Currency Warrants will be the date such delisting or trading suspension becomes effective and Currency Warrants not previously exercised will be deemed automatically exercised on the business day immediately preceding such Expiration Date. The applicable Currency Warrant Agreement will contain a covenant of the Company not to seek delisting of the Currency Warrants, or suspension of their trading, on such exchange.

                         DESCRIPTION OF INDEX WARRANTS

  The Company may issue from time to time Index Warrants consisting of put warrants (the "Index Put Warrants") or call warrants (the "Index Call Warrants"). The Index Warrants will entitle the holders to receive from the Company a payment or delivery, subject to applicable law, determined by reference to decreases (in the case of Index Put Warrants) or to increases (in the case of Index Call Warrants) in the level or value of an index, an equity or debt security, or a portfolio or basket of indices or securities (including, but not limited to, the price or yield of such securities), any statistical measure of economic or financial performance (including, but not limited to, any consumer price, currency or mortgage index) or the price or value of any commodity or any other item or index or any combination thereof (the "Index"). Unless otherwise specified in the accompanying Prospectus Supplement, payments, if any, upon exercise (or deemed exercise) of the Index Warrants will be made in U.S. dollars. The Index Warrants will be offered on terms to be determined at the time of sale. Index Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities.

GENERAL

  The applicable Prospectus Supplement will describe the Index Warrants offered thereby, the Index Warrant Agreement or Index Warrant Trust Indenture (each as defined below), as the case may be, relating to such Index Warrants and the warrant certificates representing the Index Warrants (the "Index Warrant Certificates"), including the following: (1) whether the Index Warrants to be issued will be Index Put Warrants, Index Call Warrants or both;
(2) the aggregate number and initial public offering price or purchase price;
(3) the Index for such Index Warrants; (4) whether the Index Warrants will be deemed exercised as of a specified date or whether the Index Warrants may be exercised during a period and the date on which the right to exercise such Index Warrants commences and the date on which such right expires; (5) the manner in which such Index Warrants may be exercised and any restrictions on, or other special provisions relating to, the exercise of such Index Warrants;
(6) the minimum number, if any, of such Index Warrants exercisable at any one time; (7) the maximum number, if any, of such Index Warrants that may, subject to the Company's election, be exercised by all Index Warrantholders (or by any person or entity) on any day; (8) any provisions permitting an Index Warrantholder to condition an exercise notice on the absence of certain specified changes in the level of the applicable Index after the exercise date, any provisions permitting the Company to suspend exercise of such Index Warrants based on market conditions or other circumstances and any other special provision relating to the exercise of such Index Warrants; (9) any provisions for the automatic exercise of such Index Warrants other than at expiration; (10) any provisions permitting the Company to cancel such Index Warrants upon the occurrence of certain events; (11) any additional circumstances which would constitute an Event of Default with respect to such Index Warrants; (12) the method of determining (a) the payment or delivery, if any, to be made in connection with the exercise or deemed exercise of such Index Warrants (the "Settlement Value"), (b) the minimum payment or delivery, if any, to be made upon expiration of such Index Warrants (the "Minimum Expiration Value"), (c) the payment or delivery to be made upon the exercise of any right which the Company may have to cancel such Index Warrants and (d) the value of the Index; (13) in the case of Index Warrants relating to an Index for which the trading prices of underlying securities, commodities or rates are expressed in a foreign currency, the method of converting amounts in the relevant foreign currency or currencies into U.S. dollars (or such other currency or composite currency in which the Index Warrants are payable); (14) the method of providing for a substitute index or otherwise determining the payment or delivery, if any, to be made in connection with the exercise of such Index Warrants if the Index changes or ceases to be made available by its publisher; (15) the time or times at which payment or delivery, if any, will be made in respect of such Index Warrants following exercise or deemed exercise; (16) any provisions for issuing such Index Warrants in other than book-entry form; (17) if such Index Warrants are not issued in book-entry form, the place or places at which payment or delivery on cancellation, if any, and the Minimum Expiration Value, if any, of such Index Warrants is to be made by the Company; (18) the circumstances, if any, which will cause the Index Warrants to be deemed to be automatically exercised; (19) any material risk factors relating to such Index Warrants; (20) the identity of the Index Warrant Agent; and (21) any other terms of the Index Warrants (which shall not be inconsistent with the provisions of the Index Warrant Agreement).

  Prospective purchasers of Index Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as the Index Warrants. The Prospectus Supplement relating to any issue of Index Warrants will describe any such considerations.

  Except as otherwise provided in the applicable Prospectus Supplement, each issue of Index Warrants will contain the terms set forth below.

  The Index Warrants which are issued without a Minimum Expiration Value will be issued under one or more index warrant agreements (each, an "Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Index Warrant Agent"), all as described in the Prospectus Supplement relating to such Index Warrants. The Index Warrant Agent will act solely as the agent of the Company under the applicable Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any Index Warrantholders. A single bank or trust company may act as Index Warrant Agent for more than one issue of Index Warrants.

  The Index Warrants which are issued with a Minimum Expiration Value will be issued under one or more index warrant trust indentures (each an "Index Warrant Trust Indenture") to be entered into between the Company and a corporation (or other person permitted to so act by the Trust Indenture Act of 1939, as amended from time to time (the "Trust Indenture Act")), to act as trustee (the "Index Warrant Trustee"), all as described in the Prospectus Supplement relative to such Index Warrants. Any Index Warrant Trust Indenture will be qualified under the Trust Indenture Act. To the extent allowed by the Trust Indenture Act, a single qualified corporation may act as Index Warrant Trustee for more than one issue of Index Warrants.

  Forms of Index Warrant Agreement and Index Warrant Trust Indenture and the respective global index warrant certificates related thereto are filed as exhibits to the Registration Statement. The summaries herein of certain provisions of the Index Warrant Agreement, the Index Warrant Trust Indenture and global index warrant certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Index Warrant Agreement, the Index Warrant Trust Indenture and global index warrant certificates, respectively.

  The Company will have the right to "reopen" a previous issue of Index Warrants and to issue additional Index Warrants of such issue without the consent of any Index Warrantholder.

  The Index Warrants involve a high degree of risk, including the risk that the Index Warrants will expire worthless except for the Minimum Expiration Value, if any, of such Index Warrants. Investors should therefore be prepared to sustain a total loss of the purchase price of the Index Warrants (except for the Minimum Expiration Value, if applicable). Investors who consider purchasing Index Warrants should be experienced with respect to options and option transactions and reach an investment decision only after carefully considering the suitability of the Index Warrants in light of their particular circumstances and the information set forth below as well as additional information contained in the Prospectus Supplement relating to such Index Warrants.

  Unless otherwise provided in the Prospectus Supplement, each Index Warrant will entitle the Holder thereof to receive from the Company upon exercise the Settlement Value of such Index Warrant. Certain Index Warrants issued pursuant to an Index Warrant Trust Indenture will, if specified in the Prospectus Supplement, entitle the Index Warrantholder to receive from the Company, under certain circumstances specified in the Prospectus Supplement, a payment or delivery equal to the greater of the applicable Settlement Value and a Minimum Expiration Value of such Index Warrants. In addition, certain Index Warrants will, if specified in the Prospectus Supplement, entitle Index Warrantholders to receive from the Company a certain payment or delivery upon cancellation of the Index Warrants by the Company, upon the occurrence of specified events. In addition, if so specified in the Prospectus Supplement, following the occurrence of an extraordinary event, the Settlement Value of an Index Warrant may, at the option of the Company, be determined on a different basis, including in connection with automatic exercise at expiration.

  Unless otherwise specified in the related Prospectus Supplement, the Index Warrants will be deemed to be automatically exercised upon expiration or such earlier date that may be specified. Upon such automatic exercise, Index Warrantholders will be entitled to receive a payment or delivery equal to the Settlement Value of the Index Warrants, except that holders of Index Warrants having a Minimum Expiration Value will be entitled to receive a payment or delivery equal to the greater of such Settlement Value and the applicable Minimum Expiration Value. The Minimum Expiration Value may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula. Any Minimum Expiration Value applicable to an issue of Index Warrants, as well as any additional circumstances resulting in the automatic exercise of such Index Warrants, will be specified in the related Prospectus Supplement.

  If so specified in the Prospectus Supplement, the Index Warrants may be canceled by the Company, or the exercise or valuation of, or payment or delivery for, such Index Warrants may be delayed or postponed upon the occurrence of an extraordinary event. Any extraordinary events relating to an issue of Index Warrants will be set forth in the related Prospectus Supplement. Upon cancellation, the related Index Warrantholders will be entitled to receive only the applicable payment or delivery on cancellation specified in such Prospectus Supplement. The payment or delivery on cancellation may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula.

  If the Company defaults with respect to any of its obligations under Index Warrants which are issued with a Minimum Expiration Value pursuant to an Index Warrant Trust Indenture, such default may be waived by the Index Warrantholders of a majority in interest of all outstanding Index Warrants, except a default in the payment or delivery of the Settlement Value, Minimum Expiration Value or cancellation payment or delivery (if applicable) on such Index Warrants or in respect of a covenant or provision of the applicable Index Warrant Trust Indenture which cannot be modified or amended without the consent of the Index Warrantholder of each outstanding Index Warrant affected.

  The Index Warrants are unsecured contractual obligations of the Company and will rank pari passu with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

BOOK-ENTRY PROCEDURES

  Except as may otherwise be provided in the applicable Prospectus Supplement, the Index Warrants will be issued in book-entry form and represented by global Index Warrants, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable Prospectus Supplement, Index Warrantholders will not be entitled to receive definitive certificates representing Index Warrants, unless the depositary is unwilling or unable to continue as depositary or the Company decides to have the Index Warrants represented by definitive certificates. A beneficial owner's interest in an Index Warrant represented by a global Index Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such beneficial owner's account. In turn, the total number of Index Warrants held by an individual brokerage firm or other entity for its clients will be maintained on the records of the depositary in the name of such brokerage firm or other entity or its agent. Transfer of ownership of any Index Warrant will be effected only through the selling beneficial owner's brokerage firm.

LISTING

  An issue of Index Warrants may be listed on a national securities exchange, as set forth in the applicable Prospectus Supplement.

MODIFICATION

  Any Index Warrant Agreement or Index Warrant Trust Indenture and the terms of the related Index Warrants may be amended by the Company and the Index Warrant Agent or Index Warrant Trustee, as the case may be (which amendment shall take the form of a supplemental index warrant agreement or supplemental index warrant trust indenture (collectively referred to as "Supplemental Agreements")), without the consent of the holders of any Index Warrants, for the purpose of (i) curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or of making any other provisions with respect to matters or questions arising under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, which shall not be inconsistent with the provisions thereof or of the Index Warrants, (ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in the Index Warrant Agreement or the Index Warrant Trust Indenture, as the case may be, and the Index Warrants,
(iii) appointing a successor depository, (iv) evidencing and providing for the acceptance of appointment by a successor Index Warrant Agent or Index Warrant Trustee with respect to the Index Warrants, as the case may be, (v) adding to the covenants of the Company, for the benefit of the Index Warrantholders or surrendering any right or power conferred upon the Company under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, (vi) issuing Index Warrants in definitive form, or (vii) amending the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, in any manner which the Company may deem to be necessary or desirable and which will not materially and adversely affect the interests of the Index Warrantholders.

  The Company and the Index Warrant Agent may also amend any Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, and the terms of the related Index Warrants (which amendment shall take the form of a Supplemental Agreement) with the consent of the Index Warrantholders holding not less than 66 2/3% in number of the then outstanding unexercised Index Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, or of modifying in any manner the rights of the Index Warrantholders; provided that no such amendment that (i) changes the determination of the Settlement Value or the payment or delivery to be made on cancellation, if any, or Minimum Expiration Value, if any, of the Index Warrants (or any aspects of such determination) so as to reduce the payment or delivery to be made upon exercise or deemed exercise, (ii) shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Index Warrantholders or (iii) reduces the number of outstanding Index Warrants, the consent of whose holders is required for amendment of the Index Warrant Agreement, the Index Warrant Trust Indenture or the terms of the related Index Warrants, may be made without the consent of each Index Warrantholder affected thereby.

EVENTS OF DEFAULT

  Certain events in bankruptcy, insolvency or reorganization of the Company will constitute an Event of Default with respect to Index Warrants having a Minimum Expiration Value which are issued under an Index Warrant Trust Indenture. Upon the occurrence of an Event of Default, the holders of 25% of unexercised Index Warrants may elect to receive a settlement payment or delivery for such unexercised Index Warrants, which will immediately become due to the Index Warrantholders upon such election in an amount equal to the market value of such Index Warrants (assuming the Company's ability to satisfy its obligations under such Index Warrants as they would become due) as of the date the Company is notified of the intended liquidation, as determined by a nationally recognized securities broker-dealer unaffiliated with the Company and mutually selected by the Company and the Index Warrant Trustee.

MERGER, CONSOLIDATION, SALE, LEASE OR OTHER DISPOSITIONS

  The Company may consolidate or merge with or into any other corporation and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a State thereof and shall assume the Company's obligations in respect of the payment or delivery of the Settlement Value (or any Minimum Expiration Value or cancellation payment or delivery, if applicable) with respect to all the unexercised Index Warrants and the performance and observance of all of the covenants and conditions of the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately be in default under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be.

ENFORCEABILITY OF RIGHTS BY INDEX WARRANTHOLDERS

  Any Index Warrantholder may, without the consent of the related Index Warrant Agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise, and receive payment or delivery for, its Index Warrants.

                        DESCRIPTION OF PREFERRED STOCK

  The following description sets forth certain general terms of Preferred Stock which may be issued by the Company. The terms of any series of the Preferred Stock will be described in the Prospectus Supplement relating to the Preferred Stock being offered thereby. The description set forth below and in any Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), which is filed as an exhibit to the Registration Statement, and the Certificate of Designations (the "Certificate of Designations") relating to each particular series of the Preferred Stock, which was or will be filed with the Commission at or prior to the time of sale of such Preferred Stock.

GENERAL

  Pursuant to the Certificate of Incorporation, the Company is authorized to issue up to 25,000,000 shares of undesignated preferred stock, par value $1.00 per share. The Board of Directors of the Company has the authority, without approval of the stockholders, to issue all of the shares of preferred stock which are currently authorized in one or more series and to fix the number of shares and the rights, preferences, privileges, qualifications, restrictions and limitations of each series. As of June 26, 1998, the Company had 24,957,500 shares available for issuance as Preferred Stock.

  The Company has authorized the issuance of shares of Series A Junior Preferred Stock, par value $1.00 per share (the "Series A Junior Preferred Stock"), of the Company upon exercise of certain preferred share purchase rights associated with each share of Common Stock outstanding. See "Description of Common Stock -- Rights Agreement".

  In addition, as described under "Description of Depositary Shares" the Company, at its option, may elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts, each representing a fraction (to be specified in the Prospectus Supplement relating to the Depositary Shares offered thereby) of a share of the particular series of Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of Preferred Stock.

  The Preferred Stock shall have the dividend, liquidation, redemption, voting and conversion or exchange rights set forth below unless otherwise specified in the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby. The applicable Prospectus Supplement will describe the terms of such Preferred Stock, including, where applicable, the following: (1) the designation, stated value and liquidation preference of such Preferred Stock and the number of shares offered; (2) the offering price or prices; (3) the dividend rate or rates (or method of calculation), the dividend periods, the date on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (4) any redemption or sinking fund provisions; (5) any conversion or exchange provisions; (6) voting rights, if any; (7) to the extent permitted by applicable law, whether such Preferred Stock will be issued in certificated or book-entry form; (8) whether such Preferred Stock will be listed on a national securities exchange; (9) information with respect to book-entry procedures, if any; and (10) any additional rights, preferences, privileges, limitations and restrictions of such Preferred Stock (which shall not be inconsistent with the provisions of the Certificate of Incorporation or the Certificate of Designations establishing such series of Preferred Stock).

  The Preferred Stock will be, when issued against payment therefor, fully paid and nonassessable. Holders thereof shall have no preemptive rights to subscribe for any additional securities which may be issued by the Company. Unless otherwise specified in the applicable Prospectus Supplement, the shares of each series of Preferred Stock will rank on a parity with all other outstanding series of preferred stock issued by the Company as to payment of dividends (except with respect to cumulation thereof) and as to the distribution of assets upon liquidation, dissolution, or winding up of the Company. As of June 26, 1998, there were 42,500 shares of 9% Cumulative Preferred Stock, Series A (the "9% Preferred Stock") represented by 17,000,000 Depositary Shares outstanding. Each series of Preferred Stock will rank prior to the Common Stock, and any other stock of the Company that is expressly made junior to such series of Preferred Stock.

  Unless otherwise specified in the applicable Prospectus Supplement, Citibank, N.A., will be the transfer agent, dividend disbursing agent and registrar for the shares of the Preferred Stock.

  Because the Company is a holding company, its rights and the rights of holders of its securities, including the holders of Preferred Stock, to participate in the distribution of assets of any subsidiary of the Company upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred stockholders, except to the extent the Company may itself be a creditor with recognized claims against such subsidiary or a holder of preferred stock of such subsidiary.

DIVIDENDS AND DISTRIBUTIONS

  Holders of shares of the Preferred Stock will be entitled to receive, as, if and when declared by the Board of Directors of the Company (or a duly authorized committee thereof) out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the Prospectus Supplement relating to the Preferred Stock offered thereby.

  Dividends on the Preferred Stock may be cumulative ("Cumulative Preferred Stock") or noncumulative ("Noncumulative Preferred Stock") as provided in the applicable Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, dividends on the Cumulative Preferred Stock will be cumulative from the date of original issue of such series and will be payable quarterly in arrears on the dates specified in the Prospectus Supplement. If any date so specified as a dividend payment date is not a business day, dividends (if declared) on the Preferred Stock (unless otherwise provided in the Prospectus Supplement) will be paid on the immediately succeeding business day, without interest. The Prospectus Supplement will set forth the applicable dividend period with respect to a dividend payment date. If the Board of Directors of the Company (or a duly authorized committee thereof) fails to declare a dividend on any series of Noncumulative Preferred Stock for any dividend period, the Company shall have no obligation to pay a dividend for such period, whether or not dividends on such series of Noncumulative Preferred Stock are declared for any future dividend period. Dividends on the Preferred Stock will be payable to record holders as they appear on the stock books of the Company on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company (or a duly authorized committee thereof).

  No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with or junior to any other series of Preferred Stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such series of Preferred Stock for (i) all dividend periods terminating on or prior to the date of payment of full cumulative dividends (in the case of a series of Cumulative Preferred Stock) or (ii) the immediately preceding dividend period (in the case of a series of Noncumulative Preferred Stock). When dividends are not paid in full upon such series of Preferred Stock (whether Cumulative Preferred Stock or Noncumulative Preferred Stock), and any other preferred stock ranking on a parity as to dividends with such series of Preferred Stock, all dividends declared upon shares of such series of Preferred Stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of Noncumulative Preferred Stock, shall not include any cumulation in respect of unpaid dividends for prior dividend periods) on the shares of such series of Preferred Stock and such other preferred stock bear to each other.

  Except as provided in the preceding paragraph, unless full dividends on all outstanding shares of any such series of Preferred Stock have been declared and paid for all past dividend periods, in the case of a series of Cumulative Preferred Stock, or for the immediately preceding dividend period, in the case of Noncumulative Preferred Stock, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock of the Company or another stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock of the Company or upon any other stock of the Company ranking junior to or on parity with the Preferred Stock as to dividends or upon liquidation, nor will any Common Stock of the Company nor any other stock of the Company ranking junior to or on parity with such Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired, other than in connection with the distribution or trading thereof, for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation).

  Unless otherwise specified in the applicable Prospectus Supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

  As of the date hereof, subsidiaries of the Company have issued $1.725 billion of perpetual Trust Originated Preferred Securities SM. In connection with the issuance of such Trust Originated Preferred Securities SM, the Company has agreed, among other things, that if full distributions on such securities have not been paid or set apart for payment or the Company is in default of certain related guarantee obligations, the Company, with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the Preferred Stock.

LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will have preference and priority over the Common Stock of the Company and any other class of stock of the Company ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of the Company or proceeds thereof, whether from capital or surplus, of the amount per share set forth in the Prospectus Supplement plus all dividends (whether or not earned or declared), accrued and unpaid thereon to the date of final distribution to such holders (but in the case of Noncumulative Preferred Stock, without cumulation of unpaid dividends for prior dividend periods), and after such payment the holders of Preferred Stock will be entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof should be insufficient to make the full liquidation payment in the amount per share set forth in the Prospectus Supplement relating to the series of Preferred Stock offered thereby, plus all accrued and unpaid dividends on the Preferred Stock (but in the case of Noncumulative Preferred Stock without cumulation of unpaid dividends for prior dividend periods), and liquidating payments on any other preferred stock ranking as to liquidation, dissolution or winding up on a parity with the Preferred Stock, then such assets and proceeds will be distributed among the holders of the Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock and any such other preferred stock if all amounts thereon were paid in full. A consolidation or merger of the Company with one or more corporations will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

REDEMPTION

  If specified in the Prospectus Supplement relating to the series of Preferred Stock offered thereby, the Company may, at its option, at any time or from time to time on not less than 30 nor more than 60 days notice, redeem such series of Preferred Stock in whole or in part at the redemption prices and on the dates set forth in the applicable Prospectus Supplement.

  If less than all outstanding shares of a series of Preferred Stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Company (or a duly authorized committee thereof) to be equitable. From and after the redemption date (unless default shall be made by the Company in providing for the payment of the redemption price), dividends shall cease to accrue on the shares of such series of Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

VOTING RIGHTS

  Unless otherwise described in the applicable Prospectus Supplement, holders of the Preferred Stock will have no voting rights except as set forth below or as otherwise from time to time required by law.

  Whenever dividends payable on the Preferred Stock shall be in arrears for such number of dividend periods, whether or not consecutive, which shall in the aggregate contain a number of months equivalent to six calendar quarters, the holders of outstanding shares of the Preferred Stock (voting as a class with holders of shares of all other series of preferred stock ranking on a parity with the Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors on the terms set forth below. Such voting rights will continue, in the case of any series of Cumulative Preferred Stock, until all past dividends accumulated on shares of Cumulative Preferred Stock shall have been paid in full and, in the case of Noncumulative Preferred Stock, until all dividends on shares of Noncumulative Preferred Stock shall have been paid in full for at least one year. Upon payment in full of such dividends, such voting rights shall terminate except as expressly provided by law, subject to re-vesting in the event of each and every subsequent default in the payment of dividends as aforesaid. Holders of all series of preferred stock which are granted such voting rights (which rank on a parity with the Preferred Stock) will vote as a class, and, unless otherwise specified in the applicable Prospectus Supplement, each holder of shares of the Preferred Stock will have one vote for each share of stock held and each other series will have such number of votes, if any, for each share of stock held as may be granted to them. In the event that the holders of shares of the Preferred Stock are entitled to vote as described in this paragraph, the Board of Directors of the Company will be increased by two directors, and the holders of the Preferred Stock will have the exclusive right as members of such class, as outlined above, to elect two directors at the next annual meeting of stockholders.

  Upon termination of the right of the holders of the Preferred Stock to vote for directors as discussed in the preceding paragraph, the term of office of all directors then in office elected by such holders will terminate immediately. Whenever the term of office of the directors elected by such holders ends and the related special voting rights expire, the number of directors will automatically be decreased to such number as would otherwise prevail.

  So long as any shares of Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Preferred Stock outstanding at the time (voting as a class with all other series of preferred stock ranking on a parity with the Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up; or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Certificate of Incorporation or the Certificate of Designations of the Preferred Stock designating such Preferred Stock and the preferences and privileges, relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock or the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, or any increase in the amount of authorized shares of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

  The foregoing voting provisions will not apply if all outstanding shares of Preferred Stock have been redeemed or sufficient funds have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.

CONVERSION OR EXCHANGE RIGHTS

  The Prospectus Supplement relating to a series of Preferred Stock that is convertible or exchangeable will state the terms on which shares of such series are convertible or exchangeable into Common Stock, another series of Preferred Stock or Debt Securities.

OUTSTANDING PREFERRED STOCK

  At June 26, 1998, there were outstanding 42,500 shares of 9% Preferred Stock represented by 17,000,000 Depositary Shares.

 9% Preferred Stock

  The 9% Preferred Stock has preference over the Common Stock and the Series A Junior Preferred Stock issuable pursuant to the Rights Plan described under "Description of Common Stock" with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Company. Holders of the 9% Preferred Stock do not have any preemptive rights to subscribe for any additional securities which may be issued by the Company. Dividends on the 9% Preferred Stock are cumulative and payable quarterly at the rate per annum of 9% of the $10,000 liquidation preference per share. Holders of the 9% Preferred Stock have no voting rights except as set forth above under "--Voting Rights". In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of outstanding shares of 9% Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders a distribution of $10,000 per share, plus accumulated and unpaid dividends, if any. The 9% Preferred Stock is not redeemable prior to December 30, 2004. On and after that date, the 9% Preferred Stock is redeemable at the option of the Company, in whole at any time or from time to time in part, upon not less than 30 nor more than 60 days notice, at a redemption price of $10,000 per share, plus accumulated and unpaid dividends, if any.

 Special Voting Stock

  In connection with the proposed acquisition of Midland Walwyn Inc. by the Company (the "Acquisition"), the Company has authorized the issuance of a single share of preferred stock with special voting rights (the "Special Voting Share"), which will be issued pursuant to the terms of a Voting and Exchange Trust Agreement to be entered into by Merrill Lynch & Co., Canada Ltd. ("ML Canada"), the Company and Montreal Trust Company of Canada, as trustee (the "Voting Trust Agreement"). The Special Voting Share will possess a number of votes equal to the number of exchangeable shares (the "Exchangeable Shares") issued and outstanding from time to time by ML Canada to certain holders of Midland Walwyn Inc. common stock (other than the Company or its affiliates) in connection with the Acquisition, which votes may be exercised for the election of directors and on all other matters submitted to a vote of the Company's stockholders. The holders of the Company's Common Stock and the holder of the Special Voting Share will vote together as a class on all matters. See "Description of Common Stock--Voting Rights". The Special Voting Share will be issued to the trustee under the Voting Trust Agreement. The holder of the Special Voting Share will not be entitled to receive dividends, and, in the event of any liquidation, dissolution or winding-up of the Company, will receive an amount equal to the par value thereof. At such time as the Special Voting Share has no votes attached to it because there are no Exchangeable Shares outstanding not owned by the Company or any of its affiliates, the Special Voting share will cease to have any rights.

                       DESCRIPTION OF DEPOSITARY SHARES

  The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction of a share of Preferred Stock. Shares of Preferred Stock of each class or series represented by Depositary Shares will be deposited under deposit agreements (each a "Deposit Agreement") to be entered into among the Company, a bank or trust company, as depository (the "Depositary"), and the holders from time to time of the Depositary Receipts. Depositary Shares may be issued independently or together with other

Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. A copy of the form of Deposit Agreement, including the form of certificates representing the Depositary Receipts (the "Depositary Receipt Certificates"), is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Deposit Agreements and the Depositary Receipt Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Deposit Agreement and the Depositary Receipt Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The Depositary Shares are to be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to the Depositary, the Company will cause the Depositary to issue, on behalf of the Company, the Depositary Receipts. Subject to the terms of the applicable Deposit Agreement, each holder of a Depositary Receipt will be entitled, in proportion to the fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, conversion, redemption and liquidation rights), all as shall be set forth in the Prospectus Supplement relating to the Depositary Receipts offered thereby.

  The Depositary Shares shall have the dividend, liquidation, redemption, voting and conversion or exchange rights set forth below unless otherwise specified in the applicable Prospectus Supplement. The applicable Prospectus Supplement will describe the terms of Depositary Shares offered thereby, the Deposit Agreement relating to such Depositary Shares and the Depositary Receipt Certificates representing such Depositary Shares, including the following: (1) the designation, stated value and liquidation preference of such Depositary Shares and the number of shares offered; (2) the offering price or prices; (3) the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (4) any redemption or sinking fund provisions; (5) any conversion or exchange provisions; (6) any material risk factors relating to such Depositary Shares;
(7) the identity of the Depositary; and (8) any other terms of such Depositary Shares (which shall not be inconsistent with the provisions of the Deposit Agreement).

BOOK-ENTRY PROCEDURES

  Except as may otherwise be provided in the applicable Prospectus Supplement, the Depositary Receipts will be issued in the form of global Depositary Receipt Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable Prospectus Supplement, beneficial owners will not be entitled to receive definitive certificates representing Depositary Receipts unless the depositary is unwilling or unable to continue as depositary or the Company decides to have the Depositary Receipts represented by definitive certificates. A beneficial owner's interest in a Depositary Receipt will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Depositary Receipts held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Depositary Receipt will be effected only through the selling beneficial owner's brokerage firm.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Receipts in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary, unless the Depositary, after consultation with the Company, determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF STOCK

  Upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the holder of the Depositary Shares evidenced thereby will be entitled to delivery, at such office to or upon his order, of the number of whole shares of the Preferred Stock and any money or other property represented by such Depositary Shares. Holders of Depositary Receipts will be entitled to receive whole shares of the Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such whole shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. In no event will fractional shares of Preferred Stock be delivered upon surrender of Depositary Receipts to the Depositary.

REDEMPTION OF DEPOSITARY SHARES

  Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to the Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the lot or pro rata as may be determined by the Depositary.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts relating to Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Receipts. The Depositary will endeavor, insofar as practicable, to vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts representing shares of Preferred Stock.

EXCHANGE OF PREFERRED STOCK

  Whenever the Company exchanges all of the shares of a series of Preferred Stock held by the Depositary for Debt Securities, Common Stock or other shares of Preferred Stock, the Depositary will exchange as of the same exchange date the number of Depositary Shares representing all of the shares of the Preferred Stock so exchanged for Debt Securities, Common Stock or other shares of Preferred Stock, provided the Company shall have issued and deposited with the Depositary, Debt Securities, Common Stock or other shares of Preferred

Stock, as applicable, for all of the shares of the Preferred Stock to be exchanged. The exchange rate per Depositary Share shall be equal to the exchange rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share, plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the exchange date have accumulated on the shares of Preferred Stock to be so exchanged and have not theretofore been paid.

CONVERSION OF PREFERRED STOCK

  The Depositary Shares, as such, are not convertible or exchangeable into Common Stock or any other securities or property of the Company. Nevertheless, if so specified in the Prospectus Supplement relating to the Depositary Shares offered thereby, the Depositary Receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct the Company to cause conversion or exchange of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock, other shares of Preferred Stock or Debt Securities of the Company, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversions or exchange. If the Depositary Shares represented by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted or exchanged.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts will not be effective unless such amendment has been approved by the holders of at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting, redemption or conversion rights, two-thirds) of the Depositary Shares then outstanding.

  The Deposit Agreement may be terminated by the Company at any time upon 60 days prior written notice to the Depositary, in which case the Depositary will deliver to the record holders, upon surrender of the Depositary Receipts, such number of whole or fractional shares of Preferred Stock as is represented by such Depositary Receipts. The Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares have been redeemed, (ii) all shares of Preferred Stock deposited with the Depositary in accordance with the terms of the Deposit Agreement and all money and other property relating thereto have been withdrawn in accordance with the terms of the Deposit Agreement, or
(iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay the fees and expenses of the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts. The Depositary may refuse to effect any transfer of a Depositary Receipt or any withdrawals of Preferred Stock evidenced thereby until all such taxes and charges with respect to such Depositary Receipts or shares of Preferred Stock are paid by the holders thereof.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment of a successor Depositary, which successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

  The Depositary will forward to holders of Depositary Receipts all reports and communications received from the Company which are received by the Depositary and which the Company is required to furnish to holders of the underlying Preferred Stock. The Depositary will also, promptly after receipt thereof, transmit to the holders of Depositary Receipts, copies of all notices and reports required by law, the rules of any national securities exchange or the Company's Certificate of Incorporation to be furnished to the record holders of Depositary Receipts.

  Neither the Depositary nor the Company will assume any obligation or be subject to any liability under the Deposit Agreement to holders of Depositary Receipts other than for negligence, willful misconduct or bad faith. The Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or any shares of Preferred Stock unless satisfactory indemnity is furnished. The Company and the Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine. Neither the Depositary nor the Company will be liable if it is prevented from or delayed, by law, by provision of the Company's Certificate of Incorporation or any circumstances beyond its control, in performing its obligations under the Deposit Agreement.

                    DESCRIPTION OF PREFERRED STOCK WARRANTS

  The Company may issue Preferred Stock Warrants for the purchase of Preferred Stock. Preferred Stock Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. Each series of Preferred Stock Warrants is to be issued under a warrant agreement (each a "Preferred Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as preferred stock warrant agent (the "Preferred Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the Preferred Stock Warrants offered thereby. A copy of the form of Preferred Stock Warrant Agreement, including the form of warrant certificates representing the Preferred Stock Warrants (the "Preferred Stock Warrant Certificates"), is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Preferred Stock Warrant Agreement and Preferred Stock Warrant Certificates do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Preferred Stock Warrant Agreement and the Preferred Stock Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The applicable Prospectus Supplement will describe the terms of the Preferred Stock Warrants offered thereby, the Preferred Stock Warrant Agreement relating to such Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing such Preferred Stock Warrants, including the following: (1) the offering price or prices; (2) the designation, aggregate number and terms of the series of Preferred Stock that may be purchased upon exercise of such Preferred Stock Warrants and the minimum number of Preferred Stock Warrants that are exercisable; (3) the designation and terms of the Securities, if any, with which such Preferred Stock Warrants are being offered and the number of such Preferred Stock Warrants being offered with each such Security; (4) the date, if any, on and after which such Preferred Stock Warrants and the related Securities will be transferable separately; (5) the number and stated values of the series of Preferred Stock that may be purchased upon exercise of each such Preferred Stock Warrant and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise, and events or conditions under which such number of shares may be subject to adjustment; (6) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire (the "Preferred Stock Warrant Expiration Date"); (7) the circumstances, if any, which will cause the Preferred Stock Warrants to be deemed to be automatically exercised; (8) any material risk factors relating to such Preferred Stock Warrants; (9) the identity of the Preferred Stock Warrant Agent; and (10) any other terms of such Preferred Stock Warrants (which shall not be inconsistent with the provisions of the Preferred Stock Warrant Agreement).

  Preferred Stock Warrant Certificates may be exchanged for new Preferred Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Preferred Stock Warrant, a Holder thereof shall have no rights of a holder of shares of the Preferred Stock that may be purchased upon such exercise, including the right to receive payment of dividends, if any, on the underlying Preferred Stock or the right to vote such underlying Preferred Stock.

  Prospective purchasers of Preferred Stock Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Preferred Stock Warrants. The Prospectus Supplement relating to any issue of Preferred Stock Warrants will describe any such considerations.

BOOK-ENTRY PROCEDURES

  Except as may otherwise be provided in the applicable Prospectus Supplement, the Preferred Stock Warrants will be issued in the form of global Preferred Stock Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable Prospectus Supplement, beneficial owners will not be entitled to receive definitive certificates representing Preferred Stock Warrants unless the depositary is unwilling or unable to continue as depositary, certain specified events of bankruptcy or insolvency occur with respect to the Company or the Company decides to have the Preferred Stock Warrants represented by definitive certificates. A beneficial owner's interest in a Preferred Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Preferred Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Preferred Stock Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF PREFERRED STOCK WARRANTS

  Each Preferred Stock Warrant will entitle the Holder thereof to purchase such number of shares of Preferred Stock at such exercise price as shall be set forth in, or calculable from, the applicable Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Preferred Stock Warrants will become void.

  Preferred Stock Warrants may be exercised as set forth in the Prospectus Supplement relating to the Preferred Stock Warrants offered thereby. Upon receipt of payment and the Preferred Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the shares of Preferred Stock purchased upon such exercise. If less than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining number of Preferred Stock Warrants.

LISTING

  An issue of Preferred Stock Warrants may be listed on a national securities exchange, as set forth in the applicable Prospectus Supplement.

MODIFICATIONS

  Any Preferred Stock Warrant Agreement and the terms of the related Preferred Stock Warrants may be amended by the Company and the Preferred Stock Warrant Agent, without the consent of the Holders of the Preferred Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Preferred Stock Warrantholders.

  The Company and the Preferred Stock Warrant Agent also may amend any Preferred Stock Warrant Agreement and the terms of the related Preferred Stock Warrants, with the consent of the Holders of not less than a majority in number of the then outstanding unexercised Preferred Stock Warrants affected by such amendment, provided that no such amendment that shortens the period of time during which the Preferred Stock Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the Preferred Stock Warrantholders or reduces the number of outstanding Preferred Stock Warrants the consent of whose Holders is required for amendment of the Preferred Stock Warrant Agreement or the terms of the related Preferred Stock Warrants without the consent of each of the Preferred Stock Warrantholders affected thereby.

ENFORCEABILITY OF RIGHTS BY PREFERRED STOCK WARRANTHOLDERs

  Any Preferred Stock Warrantholder may, without the consent of the related Preferred Stock Warrant Agent, enforce by appropriate legal action, in and of its own behalf, its right to exercise its Preferred Stock Warrants.

                          DESCRIPTION OF COMMON STOCK

  The following description sets forth the general terms of Common Stock which may be issued by the Company. The description set forth below and in any Prospectus Supplement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Certificate of Incorporation which is filed as an exhibit to the Registration Statement.

GENERAL

  Pursuant to the Certificate of Incorporation, the Company is authorized to issue up to 1,000,000,000 shares of Common Stock. As of May 1, 1998, there were 345,991,939 shares of Common Stock outstanding. The Common Stock is traded on the New York Stock Exchange under the symbol "MER" and also on the Chicago Stock Exchange, the Pacific Exchange, the Paris Bourse, the London Stock Exchange and the Tokyo Stock Exchange.

  The Common Stock shall have the dividend, voting, liquidation and preemptive rights set forth below unless otherwise specified in the Prospectus Supplement relating to the Common Stock offered thereby. The applicable Prospectus Supplement will describe the terms of such Common Stock including, where applicable, the following: (1) the number of shares to be offered; (2) the offering price or prices; (3) to the extent permitted by applicable law, whether such Common Stock will be issued in certificated or book-entry form;
(4) information with respect to book-entry procedures, if any; and (5) any additional terms of such Common Stock (which shall not be inconsistent with the provisions of the Certificate of Incorporation).

  The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. Holders thereof will have no preemptive rights to subscribe for any additional securities which may be issued by the Company. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future. As of July 15, 1998, 17,000,000 Depositary Shares, each representing a one-four-hundredth interest in a share of 9% Preferred Stock, were outstanding. The Board of Directors of the Company may cause additional shares of Preferred Stock to be issued to obtain additional financing, in connection with acquisitions, to officers, directors and employees of the Company and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes.

  The Company is the principal transfer agent for the Common Stock.

  Because the Company is a holding company, its rights and the rights of holders of its securities, including the holders of Common Stock, to participate in the distribution of assets of any subsidiary of the Company upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred stockholders, except to the extent the Company may itself be a creditor with recognized claims against such subsidiary or a holder of preferred stock of such subsidiary.

DIVIDENDS

  The Company may pay dividends on the Common Stock out of funds legally available therefor as, if and when declared by the Board of Directors of the Company (or a duly authorized committee thereof).

  As of the date hereof, subsidiaries of the Company have issued $1.725 billion of perpetual Trust Originated Preferred Securities SM. In connection with the issuance of such Trust Originated Preferred Securities SM, the Company has agreed, among other things, that if full distributions on such securities have not been paid or set apart for payment or the Company is in default of certain related guarantee obligations, the Company, with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the Common Stock.

LIQUIDATION RIGHTS

  Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of its Common Stock will be entitled to receive, after payment of all of its debts, liabilities and of all sums to which holders of any Preferred Stock may be entitled, all of the remaining assets of the Company.

VOTING RIGHTS

  Except as described under "Description of Preferred Stock -- Outstanding Preferred Stock", the holders of the Common Stock currently possess exclusive voting rights in the Company. The Board of Directors of the Company may, however, specify voting power with respect to any Preferred Stock which may be issued in the future. Each holder of Common Stock is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors. Actions requiring approval of stockholders generally require approval by a majority vote of outstanding shares.

  The Board of Directors of the Company is currently comprised of 14 directors, divided into three classes, the precise number of members to be fixed from time to time by the Board of Directors. The directors of the class elected at each annual election hold office for a term of three years, with the term of each class expiring at successive annual meetings of stockholders.

RIGHTS TO PURCHASE SERIES A JUNIOR PREFERRED STOCK

  On December 2, 1997, the Board of Directors of the Company approved and adopted the Amended and Restated Rights Agreement, which amends and restates the plan that had originally been adopted in December 1987 (the "Rights Agreement"). Under the Rights Agreement, preferred purchase rights (the "Rights") were distributed to holders of Common Stock. The Rights will separate from the Common Stock ten days following the earlier of: (a) an announcement of an acquisition by a person or group ("acquiring party") of 15% or more of the outstanding common shares of the Company; or (b) the commencement of a tender or exchange offer for 15% or more of the shares of Common Stock outstanding. The Rights are attached to each outstanding share of Common Stock and will attach to all subsequently issued shares, including Common Stock that may be offered by the Company pursuant to an applicable Prospectus Supplement. The Rights entitle the holder to purchase fractions of a share ("Units") of Series A Junior Preferred Stock at an exercise price of $300 per Unit, subject to adjustment from time to time as provided in the Rights Agreement. The exercise price and the number of Units issuable are subject to adjustment to prevent dilution.

  If, after the Rights have separated, (i) the Company is the surviving corporation in a merger with an acquiring party, (ii) a person becomes the beneficial owner of 15% or more of the Common Stock, (iii) an acquiring party engages in one or more "self-dealing" transactions, or (iv) an event occurs which results in such acquiring party's ownership interest being increased by more than 1%, then each holder of a Right will have the right to purchase, upon exercise, Units of Series A Junior Preferred Stock having a value equal to two times the exercise price of the Right and, in addition, Rights held by or transferred in certain circumstances by, an acquiring party may immediately become void. In the event that, at any time,
(i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, or (ii) any person consolidates or merges with the Company and all or part of the Common Stock is converted or exchanged for securities, cash or property of any other person or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a right shall thereafter have the right to purchase, upon exercise, common stock of the acquiring party having a value equal to two times the exercise price of the Right. The Rights expire on December 2, 2007 and are redeemable at the option of a majority of the independent directors of the Company at $.01 per Right at any time until the tenth day following an announcement of the acquisition of 15% or more of the Common Stock.

  The foregoing provisions of the Rights Agreement may have the effect of delaying, deferring or preventing a change in control of the Company.

  The Certificate of Designations of the Series A Junior Preferred Stock (the "Series A Certificate of Designations") provides that the holders of Units of the Series A Junior Preferred Stock will be entitled to receive quarterly dividends in an amount to be determined in accordance with the formula set forth in the Series A Certificate of Designations. Such dividend rights shall be cumulative. The Series A Junior Preferred Stock shall rank junior in right of payment of dividends to the 9% Preferred Stock and to all other Preferred Stock issued by the Company, unless the terms of such Preferred Stock provide otherwise. The holders of Units of the Series A Junior Preferred Stock shall have one vote per Unit on all matters submitted to the stockholders of the Company, subject to certain adjustments. If at any time dividends on any Units of the Series A Junior Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during such default period, the holders of all Units, voting separately as a class, shall have the right to elect two directors to the Board of Directors of the Company. Additionally, whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock are in arrears, the Company shall not, among other things, declare or pay dividends on or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares or capital stock of the Company which ranks junior in right of payment to the Series A Junior Preferred Stock, including the Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of outstanding Units of the Series A Junior Preferred Stock will be entitled to receive a distribution in an amount to be determined in accordance with the formula set forth in the Series A Certificate of Designations prior to the payment of any distribution to the holders of Common Stock. The Units of Series A Junior Preferred Stock are not redeemable. As of the date of this Prospectus, there are no shares of Series A Junior Preferred Stock outstanding.

CERTAIN CHARTER PROVISIONS

  The Certificate of Incorporation provides that the Company may not merge or consolidate with any one or more corporations, joint-stock associations or non-stock corporations (except under certain circumstances); sell, lease or exchange all or substantially all of its property and assets or dissolve without the affirmative vote of two-thirds of the entire Board of Directors of the Company and the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Additionally, the Certificate of Incorporation provides that specified business combinations involving the Company and an interested stockholder or an affiliate or associate of such stockholder must be approved by 80% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock"). The vote of 80% of the voting power of the Voting Stock is required for amendment of these provisions. The Certificate of Incorporation also provides that only the Board of Directors of the Company has the authority to call special stockholder meetings.

  The foregoing provisions of the Certificate of Incorporation may have the effect of delaying, deferring or preventing a change in control of the Company.

                     DESCRIPTION OF COMMON STOCK WARRANTS

  The Company may issue Common Stock Warrants for the purchase of Common Stock. Common Stock Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under a warrant agreement (each a "Common Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as common stock warrant agent (the "Common Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the Common Stock Warrants offered thereby. A copy of the form of Common Stock Warrant Agreement, including the form of warrant certificates representing the Common Stock Warrants (the "Common Stock Warrant Certificates"), reflecting the provisions to be included in the Common Stock Warrant Agreements that will be entered into with respect to particular offerings of Common Stock Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Common Stock Warrant Agreement and Common Stock Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Common Stock Warrant Agreement and the Common Stock Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The applicable Prospectus Supplement will describe the terms of the Common Stock Warrants offered thereby, the Common Stock Warrant Agreement relating to such Common Stock Warrants and the Common Stock Warrant Certificates, including the following: (1) the offering price or prices; (2) the aggregate number of shares of Common Stock that may be purchased upon exercise of such Common Stock Warrants and minimum number of Common Stock Warrants that are exercisable; (3) the number of Securities, if any, with which such Common Stock Warrants are being offered and the number of such Common Stock Warrants being offered with each such Security; (4) the date on and after which such Common Stock Warrants and the related Securities, if any, will be transferable separately; (5) the number of shares of Common Stock purchasable upon exercise of each such Common Stock Warrant and the price at which such number of shares of Common Stock may be purchased upon such exercise, and events or conditions under which such number of shares may be subject to adjustment; (6) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire (the "Common Stock Warrant Expiration Date"); (7) the circumstances, if any, which will cause the Common Stock Warrants to be deemed to be automatically exercised; (8) any material risk factors relating to such Common Stock Warrants; (9) the identity of the Common Stock Warrant Agent; and (10) any other terms of such Common Stock Warrants (which shall not be inconsistent with the provisions of the Common Stock Warrant Agreement).

  Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Common Stock Warrants to purchase Common Stock, Holders of such Common Stock Warrants will not have any rights of Holders of shares of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or the right to vote such underlying Common Stock.

  Prospective purchasers of Common Stock Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Common Stock Warrants. The Prospectus Supplement relating to any issue of Common Stock Warrants will describe such considerations.

BOOK-ENTRY PROCEDURES

  Except as may otherwise be provided in the applicable Prospectus Supplement, the Common Stock Warrants will be issued in the form of global Common Stock Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable Prospectus Supplement, beneficial owners will not be entitled to receive definitive certificates representing Common Stock Warrants unless the depositary is unwilling or unable to continue as depositary, certain specified events of bankruptcy or insolvency occur with respect to the Company or the Company decides to have the Common Stock Warrants represented by definitive certificates. A beneficial owner's interest in a Common Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Common Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Common Stock Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF COMMON STOCK WARRANTS

  Each Common Stock Warrant will entitle the Holder thereof to purchase such number of shares of Common Stock at such exercise price as shall be set forth in, or calculable from, the applicable Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Common Stock Warrants will become void.

  Common Stock Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Common Stock Warrants offered thereby. Upon receipt of payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the shares of Common Stock purchased upon such exercise. If less than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

LISTING

  An issue of Common Stock Warrants may be listed on a national securities exchange, as set forth in the applicable Prospectus Supplement.

MODIFICATIONS

  Any Common Stock Warrant Agreement and the terms of the related Common Stock Warrants may be amended by the Company and the Common Stock Warrant Agent, without the consent of the Holders of the Common Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Common Stock Warrantholders.

  The Company and the Common Stock Warrant Agent also may amend any Common Stock Warrant Agreement and the terms of the related Common Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected by such amendment, provided that no such amendment that shortens the period of time during which the Common Stock Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the Common Stock Warrantholders or reduces the number of outstanding Common Stock Warrants the consent of whose Holders is required for amendment of the Common Stock Warrant Agreement or the terms of the related Common Stock Warrants may be made without the consent of each of the Common Stock Warrantholders affected thereby.

ENFORCEABILITY OF RIGHTS BY COMMON STOCK WARRANTHOLDERS

  Any Common Stock Warrantholder may, without the consent of the related Common Stock Warrant Agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise its Common Stock Warrant.

                             PLAN OF DISTRIBUTION

  The Company may sell Securities (i) through MLPF&S as agent, (ii) to the public through, or through underwriting syndicates managed or co-managed by, one or more underwriters, including MLPF&S, or (iii) directly to purchasers. The Prospectus Supplement with respect to the Securities of a particular series describes the terms of the offering of such Securities, including the name of the agent or the name or names of any underwriters, the public offering or purchase price, any discounts and commissions to be allowed or paid to the agent or underwriters, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the Securities will be listed. Only the agents or underwriters so named in the Prospectus Supplement are agents or underwriters in connection with the Securities offered thereby. Under certain circumstances, the Company may repurchase Securities and reoffer them to the public as set forth above. The Company may also arrange for repurchases and resales of such Securities by dealers.

  If so indicated in the Prospectus Supplement, the Company will authorize underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the Prospectus Supplement. Each such contract will be for an amount not less than, and, unless the Company otherwise agrees, the aggregate principal amount of Debt Securities sold pursuant to such contracts shall not be more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of the Company. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the Debt Securities covered thereby shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

  The Company has agreed to indemnify the agent and the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), or contribute to payments the agent or the underwriters may be required to make in respect thereof.

  The distribution of Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                    EXPERTS

  The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included in the Company's 1997 Annual Report on Form 10-K, and incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the 1997 Annual Report on Form 10-K, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

  With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR IN-CORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PRO-SPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PRO-SPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUM-STANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITA-TION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Risk Factors..............................................................   S-2
Ratio of Earnings to Fixed Charges........................................   S-3
Description of Notes......................................................   S-4
Certain United States Federal Income Tax Considerations...................  S-20
Plan of Distribution......................................................  S-26
Legal Opinion.............................................................  S-27

                                  PROSPECTUS

Available Information.....................................................     2
Incorporation of Certain Documents by Reference...........................     2
Merrill Lynch & Co., Inc. ................................................     3
Use of Proceeds...........................................................     3
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends....................................     4
Description of Debt Securities............................................     4
Description of Debt Warrants..............................................     9
Description of Currency Warrants..........................................    11
Description of Index Warrants.............................................    12
Description of Preferred Stock............................................    17
Description of Depositary Shares..........................................    21
Description of Preferred Stock Warrants...................................    25
Description of Common Stock...............................................    27
Description of Common Stock Warrants......................................    30
Plan of Distribution......................................................    32
Experts...................................................................    33

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                                     LOGO

                                $10,992,711,468

                           MERRILL LYNCH & CO., INC.

                              MEDIUM-TERM NOTES,
                                   SERIES B

                            -----------------------

                             PROSPECTUS SUPPLEMENT

                            -----------------------

                              MERRILL LYNCH & CO.

                                 JULY 30, 1998

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